Exhibit 2.1

                             CONTRIBUTION AGREEMENT

                                  BY AND AMONG


                          TURBOCHEF TECHNOLOGIES, INC.


                       ENERSYST DEVELOPMENT CENTER, L.L.C.


                                       AND


               THE MEMBERS OF ENERSYST DEVELOPMENT CENTER, L.L.C.




                               DATED MAY 21, 2004



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                                TABLE OF CONTENTS

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ARTICLE I          DEFINITIONS...............................................1
             1.01  Certain Defined Terms.....................................1
             1.02  Other Definitions.........................................5
             1.03  Captions..................................................6

ARTICLE II         CLOSING; CONTRIBUTION.....................................6
             2.01  Closing...................................................6
             2.02  Actions at Closing........................................7

ARTICLE III        REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                      AND THE MEMBERS........................................7
             3.01  Organization..............................................7
             3.02  Power and Authority.......................................8
             3.03  No Conflicts..............................................8
             3.04  Capitalization............................................9
             3.05  Required Consents........................................10
             3.06  Financial Statements.....................................10
             3.07  Books and Records........................................10
             3.08  Financial Controls.......................................11
             3.09  No Undisclosed Liabilities...............................11
             3.10  Indebtedness.............................................11
             3.11  Absence of Certain Changes...............................11
             3.12  Tax Matters..............................................12
             3.13  Litigation...............................................13
             3.14  Compliance with Laws.....................................14
             3.15  Personal Property........................................14
             3.16  Accounts Receivable......................................15
             3.17  Real Property............................................15
             3.18  Environmental Matters....................................17
             3.19  Intellectual Property....................................18
             3.20  Material Contracts.......................................20
             3.21  Insurance................................................21
             3.22  Employees; Employment Agreements.........................22
             3.23  Employee Benefit Plans...................................22
             3.24  Employment Practices; Labor Relations....................26
             3.25  Bank Relations; Powers of Attorney.......................26
             3.26  Related Party Transactions...............................26
             3.27  Certain Business Practices...............................26
             3.28  State Takeover Laws; Articles of Organization............27
             3.29  Brokers..................................................27
             3.30  Full Disclosure..........................................27

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ARTICLE IV         REPRESENTATIONS AND WARRANTIES OF PURCHASER..............27
             4.01  Organization.............................................27
             4.02  Power and Authority......................................27
             4.03  No Conflicts.............................................28
             4.04  Required Consents........................................28
             4.05  Brokers..................................................28
             4.06  Investment Representations...............................28

ARTICLE V          COVENANTS OF THE PURCHASER, THE COMPANY AND THE MEMBERS..29
             5.01  Access to Books and Records, Customers and Suppliers.....29
             5.02  Confidentiality..........................................30
             5.03  Conduct of Business Prior to Closing.....................30
             5.04  Cooperation..............................................32
             5.05  Acquisition Proposals....................................32
             5.06  Publicity................................................33
             5.07  Notification of Certain Matters..........................33
             5.08  Supplements to Schedules.................................33
             5.09  Additional Financial Statements..........................33
             5.10  Repayment of Member Indebtedness.........................33
             5.11  Transfer Taxes...........................................33
             5.12  Expenses.................................................34
             5.13  Benefit Plans............................................34
             5.14  Further Assurances.......................................34
             5.15  Conversion...............................................34

ARTICLE VI         THE CLOSING AND CONDITIONS TO CLOSING....................35
             6.01  Conditions to Obligations of All Parties.................35
             6.02  Conditions to the Obligations of the Purchaser...........35
             6.03  Conditions to the Obligations of the Company
                      and the Members.......................................37

ARTICLE VII        TERMINATION..............................................38
             7.01  Termination..............................................38
             7.02  Effect of Termination....................................39

ARTICLE VIII       INDEMNIFICATION..........................................39
             8.01  Survival of Representations and Warranties...............39
             8.02  Indemnification by the Members...........................39
             8.03  Indemnification by the Purchaser.........................40
             8.04  Liability of the Company Following Closing...............40
             8.05  Limits on Indemnification................................40
             8.06  Indemnification Procedures...............................41
             8.07  Recovery by Purchaser Indemnified Parties................43
             8.08  Reservation of Preferred Units...........................44
             8.09  Effect of Investigations.................................44

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ARTICLE IX         GENERAL PROVISIONS.......................................44
             9.01  Appointment of Majority Member as Agent..................44
             9.02  Notices..................................................45
             9.03  Entire Agreement.........................................47
             9.04  Binding Effect; Assignment...............................47
             9.05  Third Party Beneficiaries................................47
             9.06  Governing Law............................................47
             9.07  Jurisdiction and Venue; Waiver of Jury Trial.............47
             9.08  Specific Performance.....................................48
             9.09  Counterparts and Signature by Facsimile..................48
             9.10  Attorneys' Fees..........................................48
             9.11  Severability.............................................48
             9.12  Amendments; Waivers; Delays or Omissions.................48
             9.13  Remedies Cumulative......................................49
             9.14  Construction.............................................49
             9.15  Knowledge................................................49



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                             CONTRIBUTION AGREEMENT


       THIS CONTRIBUTION AGREEMENT is made and entered into as of the 21st day of May, 2004, by and among TURBOCHEF TECHNOLOGIES, INC., a Delaware corporation (the "PURCHASER"), ENERSYST DEVELOPMENT CENTER, L.L.C., a Texas limited liability company (the "COMPANY"), CAIRNWOOD FOOD GROUP, LLC, a Delaware limited liability company (the "MAJORITY MEMBER"), and the persons or entities listed on the signature pages hereto under the caption "Other Members" (the "OTHER MEMBERS", and together with the Majority Member, the "MEMBERS").

                              W I T N E S S E T H:

       WHEREAS, the Members own all of the issued and outstanding units of membership interest of the Company (the "COMPANY UNITS");

       WHEREAS, the Company, the Members and the Purchaser have agreed to enter into a series of transactions in which the Company will "redomesticate" as a Delaware limited liability company pursuant to and in accordance with the provisions of the Delaware Limited Liability Company Act (the "DELAWARE ACT") and the Texas Limited Liability Company Act (the "TEXAS ACT"), the Company Units will be exchanged for Preferred Units, and the Purchaser will make a capital contribution to the Company in exchange for Common Units of the Company (the "CONTRIBUTION");

       WHEREAS, the Members and the Managers of the Company have determined that the transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and the Members; and

       WHEREAS, the Members have approved this Agreement and the transactions contemplated herein, upon the terms and subject to the conditions set forth herein.

       NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

       1.01 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the meanings assigned to them below in this SECTION 1.01.

       "AFFILIATE" means, as to any specified Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by, or is under common control with the specified Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities of that Person, by contract, or otherwise).

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       "AGGREGATE PAYOFF AMOUNT" means the sum of Seven Million Two Hundred
Forty-Eight Thousand Three Hundred Four and 72/100 Dollars ($7,248,304.72).

       "AGREEMENT" means this Contribution Agreement, including all Schedules hereto, as each of the same may be amended, modified or supplemented from time to time pursuant to the provisions hereof.

       "BUSINESS" means the business of the Company, including the design, development and marketing of various methods of heat transfer (including the design, development and marketing of cooking, cooling, and freezing systems), food dispensing, food formulation and related technologies and services, which technologies and services include, but are not limited to, rapid cook ovens and related utensils and cleaning products, technology for downloading menus and cook settings, and fee-based consulting services to commercial customers for menu design, concept development and the sourcing of food products to the public.

       "CODE" means the Internal Revenue Code of 1986, as amended.

       "COMMON UNITS" shall have meaning given to such term in the Revised Operating Agreement.

       "CONTRACT" means any agreement, lease (including all real and personal property leases), policy, plan, instrument, contract, note, power of attorney, insurance policy covenant, guaranty, arrangement, escrow account, commitment or other instrument.

       "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

       "EXCHANGE AGREEMENT" means the Preferred Unit Exchange Agreement to be entered into by and among the Purchaser and the Members at the Closing, substantially in the form attached hereto as EXHIBIT B, pursuant to which the Preferred Units may be exchanged for shares of Purchaser Common Stock.

       "EXCHANGED SHARES" means, as of any date, those shares of Purchaser Common Stock which have been issued as a result of the exchange by Members of their Preferred Units pursuant to the terms of the Exchange Agreement.

       "EXISTING OPERATING AGREEMENT" means the Amended and Restated Operating Agreement of the Company, dated as of May 24, 2001, and amended as of January 8, 2003.

       "GAAP" means accounting principles generally accepted in the United States as in effect from time to time.

       "GOVERNMENTAL AUTHORITY" means any federal, state or local or foreign government or any court, administrative or arbitrative agency or commission or other governmental authority or agency, domestic or foreign.

       "INDEMNIFICATION CAP" means the sum of Five Million Dollars ($5,000,000).


                                       2
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       "INTELLECTUAL PROPERTY" means all United States and non-United States:
(a) patents and patent applications, whether or not patents are issued on such patent applications and whether or not such patents or applications are modified, withdrawn or resubmitted; (b) registered and unregistered trade names, trade dress, trademarks, service marks and service names (and all applications for registration of the same) and all goodwill associated therewith; (c) designs and design rights, whether or not such designs or design rights are the subject of any patents or patent or other applications for registration; (d) copyrights and copyright registrations (and all applications for registration of the same) and works of authorship (whether or not copyrighted or copyrightable); (e) trade secrets, know-how, formulae, patterns, compilations, devices, methods, techniques or processes, and confidential or proprietary information; (f) inventions, processes and designs (whether or not patentable or reduced to practice); (g) any Software; (h) domain names or uniform resource locators used in connection with any global computer or electronic network (including, without limitation, the Internet and the World Wide Web), together with all translations, adaptations, derivations and combinations thereof, and including all goodwill associated therewith, all applications, registrations and renewals in connection therewith, and all source code, object code, data and documentation relating thereto; and (i) all other intellectual property rights and assets.

       "LAWS" means all laws, codes, statutes, ordinances, orders, judgments, decrees, administrative or judicial promulgations, injunctions, determinations, approvals, rules, regulations, permits, certificates, licenses and authorizations, and all successors, amendments or supplements thereto, of all Governmental Authorities with jurisdiction over the Company or its assets or the Business.

       "LIEN" means any mortgage, deed of trust, title defect or restriction, lien or objection, pledge, security interest, hypothecation, restriction, covenant, transfer restriction, right of first refusal, adverse claim, conditional sales contract, easement, right-of-way, encumbrance, claim or charge of any kind or nature whatsoever.

       "LOSSES" means, with respect to any Person, the claims, liabilities, obligations, losses, costs, expenses, penalties, fines, judgments and damages (at equity or law), whenever arising or incurred including amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses and any interest thereon, of such Person as to which such Person is entitled to indemnification under ARTICLE VIII of this Agreement.

       "MATERIAL ADVERSE EFFECT" means (a) with respect to the Company any state of facts, change, event, development, effect or occurrence (when taken together with all other states of fact, changes, events, effects, developments or occurrences) that is or may be reasonably likely to be materially adverse to the condition (financial or otherwise), operations, prospects, properties, assets (tangible or intangible), liabilities (accrued, contingent or otherwise) or regulatory affairs of the Company, the Business or the Company's assets and (b) with respect to a Person, any state of facts, change, event or occurrence that shall have occurred or been threatened that (when taken together with all other states of facts, changes, events, effects or occurrences that have occurred or been threatened) is or would be reasonably likely to prevent or materially delay performance of such Person to this Agreement or the transactions contemplated hereby.



                                       3
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       "PERMITTED LIENS" means: (a) Liens for taxes not yet due and payable; (b)
statutory Liens of landlords; (c) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice and not yet delinquent; and (d) the security interests or other encumbrances described on SCHEDULE 1.01(A).

       "PERSON" means an individual, sole proprietorship, partnership, corporation, association, institution, joint stock company, limited liability company, trust, joint venture, unincorporated organization, or Governmental Authority or any other legal entity.

       "PREFERRED UNITS" shall have meaning given to such term in the Revised Operating Agreement.

       "PURCHASER COMMON STOCK" means the Purchaser's common stock, par value $.01 per share.

       "RESERVED SHARES" means, as of any date, those shares of Purchaser Common Stock for which the Preferred Units outstanding as of such date could be exchanged pursuant to the terms of the Exchange Agreement.

       "REVISED OPERATING AGREEMENT" means the Amended and Restated Operating Agreement of the Company, to be entered into by and among the Purchaser and the Members at the Closing, substantially in the form attached hereto as EXHIBIT A, pursuant to which, among other things, the authorized units of membership interest of the Company shall consist of: (a) Common Units, which shall be entitled to vote on all matters voted on by the holders of units of membership interest of the Company; and (b) Preferred Units, which shall not be entitled to vote on any matters, except as otherwise required by Law.

       "SCHEDULES" shall mean those certain disclosures made by the Company, the Members or the Purchaser containing such information, as appropriate, relating to the representations and warranties made by the respective party herein.

       "SEC" means the Securities and Exchange Commission.

       "SECURITIES ACT" means the Securities Act of 1933, as amended.

       "SOFTWARE" means any and all: (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; (d) the technology supporting and content contained on any owned or operated Internet site(s); and (e) all documentation, including user manuals and training materials, relating to any of the foregoing.

       "SUBSIDIARY" means any entity with respect to which a specified Person (or a Subsidiary thereof): (a) owns a majority of the common stock, or other equity interests, including membership interests; or (b) has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.


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       "TAXES" means all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, premium, recording, documentary, documentary stamps, real estate transfer, transfer, back-up withholding or similar taxes imposed on the income, properties or operations of the Company, together with any interest, additions, or penalties with respect thereto and with respect to any information reporting requirements imposed by the Code or any similar provision of foreign, state or local law, together with any interest in respect of such additions or penalties.

       "TAX RETURNS" means all reports and returns with respect to Taxes that are required to be filed with any taxing authority or retained by the Company, including without limitation consolidated federal income tax returns of the Company that are includible therein.

       "TRANSACTION DOCUMENTS" means this Agreement and the other written agreements, documents, instruments, and certificates executed pursuant to or in connection with this Agreement, all as amended, modified, or supplemented from time to time.

       1.02 OTHER DEFINITIONS. In addition to the terms defined in SECTION 1.01, certain other terms are defined elsewhere in this Agreement, and, whenever such terms are used in this Agreement, they shall have their respective defined meanings, unless the context expressly or by necessary implication otherwise requires. The definitions of such terms are set forth in the sections listed below.

      Term                                                            Section
      -----------------------------------------------------------------------
      Acquired Common Units...........................................2.02(a)
      Audited Financial Statements.......................................3.06
      Closing............................................................2.01
      Closing Date.......................................................2.01
      COBRA...........................................................3.23(d)
      Company....................................................Introduction
      Company Organizational Documents................................3.01(a)
      Company Units..................................................Recitals
      Confidentiality Agreement..........................................5.02
      Continuation Coverage...........................................3.23(d)
      Contribution...................................................Recitals
      Conversion......................................................5.15(a)
      Covered Employees...............................................3.23(a)
      Deductible......................................................8.05(a)
      Delaware Act...................................................Recitals
      DOL.............................................................3.23(b)
      Effective Time.....................................................2.01
      Employee Benefit Plan(s)........................................3.23(a)
      Employment Agreements...........................................6.02(m)
      Environmental Laws..............................................3.18(b)
      ERISA...........................................................3.23(a)
      ERISA Affiliate.................................................3.23(a)
      Excess Amount...................................................8.07(a)
      Financial Statements...............................................3.06


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      FMLA............................................................3.23(d)
      Hazardous Materials.............................................3.18(c)
      Improvements....................................................3.17(d)
      Indemnitee......................................................8.06(a)
      Indemnitor......................................................8.06(a)
      Indemnity Notice................................................8.06(f)
      Individual Cap..................................................8.05(b)
      IRS.............................................................3.23(b)
      Majority Member............................................Introduction
      Material Contracts..............................................3.20(a)
      Member Indemnified Parties.........................................8.03
      Members....................................................Introduction
      Other Members..............................................Introduction
      Payoff Letters..................................................6.02(h)
      PBGC............................................................3.23(b)
      Permitted Exceptions............................................3.17(l)
      Purchaser..................................................Introduction
      Purchaser Indemnified Parties......................................8.02
      Qualifying Event................................................3.23(d)
      Real Property...................................................3.17(b)
      Reserve Period..................................................8.08(a)
      Reserved Units..................................................8.08(a)
      Texas Act......................................................Recitals
      Unaudited Financial Statements.....................................3.06
      Work-for-Hire Agreement.........................................3.19(e)

       1.03 CAPTIONS. Captions to Articles, Sections, and subsections of, and Schedules and Exhibits to, this Agreement are included for convenience of reference only, and such captions shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

                                   ARTICLE II

                              CLOSING; CONTRIBUTION

       2.01 CLOSING. The closing of the transactions contemplated hereunder (the "CLOSING") shall take place in the offices of Kilpatrick Stockton LLP, 1100 Peachtree Street, Suite 2800, Atlanta, Georgia 30309, as soon as practicable (and in any event within two (2) business days) after the satisfaction or waiver of the conditions set forth in ARTICLE VI hereof, or at such other time and date as the parties hereto shall agree in writing (the date on which the Closing occurs being referred to herein as the "CLOSING DATE"). The parties hereto agree that for purposes of this Agreement, the Closing shall be deemed to have occurred at 5:00 p.m. on the Closing Date (the date and time the Closing occurs being referred to herein as the "Effective Time").


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

       2.02 ACTIONS AT CLOSING.

              (a) At the Closing the Company shall issue and sell to Purchaser one (1) Common Unit for each dollar of the Aggregate Payoff Amount, rounded to the nearest whole dollar (the total number of Common Units acquired hereby being referred to herein as the "ACQUIRED COMMON UNITS"), and the Company and the Members shall deliver or cause to be delivered to the Purchaser all documents, certificates, agreements or instruments required to be delivered to the Purchaser by the Company and the Members at the Closing pursuant the provisions hereof, duly executed by the Company or the Members, as applicable.

              (b) At the Closing, the Purchaser shall accept and purchase from the Company the Acquired Common Units, and shall pay or deliver, or cause to be paid or delivered, as applicable:

                     (i) to the Company, by wire transfer to an account
              (designated by the Company at least two (2) business days prior to the Closing Date), an amount equal to the Aggregate Payoff Amount; and

                     (ii) to the Company and the Members, all documents,
              certificates, agreements or instruments required to be delivered to the Company and the Members by the Purchaser at the Closing pursuant to the provisions hereof, duly executed by the Purchaser.

              (c) At the Closing, the parties shall take such action as is necessary to pay or cause to be paid, such indebtedness of the Company set forth on SCHEDULE 3.10 hereto as has been designated by the Purchaser as indebtedness to be satisfied at the Closing.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                           THE COMPANY AND THE MEMBERS

       The Company, and each Member (as to all representations and warranties made regarding such Member in SECTION 3.02, SECTION 3.03, SECTION 3.04, SECTION
3.05 and SECTION 3.30), represent and warrant to the Purchaser as follows:

       3.01 ORGANIZATION.

              (a) The Company is a limited liability company, duly organized and in good standing under the laws of the State of Texas, and has all requisite power and authority to carry on its business as now conducted by it and to own and operate its assets as now owned and operated by it. The Company is duly qualified to do business and is in good standing in the jurisdictions described on SCHEDULE 3.01(A), which constitute all the jurisdictions in which the ownership of its property or the conduct of the Business requires such qualification, except where the failure to be so qualified would not result in a Material Adverse Effect. True, correct and complete copies of the Articles of Organization and all governing or constitutive documents or agreements of the Company, including the Existing Operating Agreement (collectively, the "COMPANY ORGANIZATIONAL DOCUMENTS"), as currently in effect, have been delivered to Purchaser.


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

              (b) Upon completion of the Conversion as contemplated by SECTION 5.15(A) hereof, the Company will be a limited liability company, duly organized and in good standing under the laws of the State of Delaware, and will have all requisite power and authority to carry on its business as now conducted by it and to own and operate its assets as now owned and operated by it.

              (c) The Company does not, directly or indirectly, own any stock or other equity securities of any Person.

       3.02 POWER AND AUTHORITY.

              (a) Each of the Company and the Members has the full power, legal capacity, and authority to execute and deliver each of the Transaction Documents to which it is a party, to perform its respective obligations thereunder, and to consummate the transactions contemplated thereunder. The Transaction Documents constitute the legal, valid, and binding obligations of the Company and the Members, enforceable against them in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

              (b) On or prior to the Closing Date, all requisite action shall have been taken by the Company authorizing and approving the execution of and entry into this Agreement, the execution and delivery by the Company of the other Transaction Documents, the consummation of the Conversion and the performance by the Company of its duties and obligations hereunder and thereunder, and of all other acts necessary or appropriate for the consummation of the Contribution and the other transactions contemplated by this Agreement or the other Transaction Documents.

              (c) If any Member that is a corporation, limited liability company or other entity, all actions on the part of such Member necessary for the authorization, execution, delivery, and performance by such Member of the Transaction Documents to which it is a party shall have been duly taken, and the Conversion, the Contribution and the other transactions contemplated hereby and thereby shall have been duly authorized, in each case on or prior to the Closing Date. If any Member is acting otherwise than in such Member's individual capacity (whether as an executor or a guardian or in any other fiduciary or representative capacity), all actions on the part of such Member and all other Persons (including any court) necessary for the authorization, execution, delivery, and performance by such Member of the Transaction Documents to which it is a party shall have been duly taken, and the Conversion, the Contribution and the other transactions contemplated hereby and thereby shall have been duly authorized, in each case on or prior to the Closing Date.

       3.03 NO CONFLICTS. Except as set forth on SCHEDULE 3.03, the execution and delivery of this Agreement by the Company and the Members, the execution and delivery by the Company and the Members of the other Transaction Documents to which each is a party, the consummation of the Conversion, the Contribution and the other transactions contemplated in the Transaction Documents by the Company and the Members, and the performance of the covenants and agreements of the Company and the Members set forth in the Transaction

Documents to which they are parties do not, and will not, with or without the giving of notice or the lapse of time, or both: (a) require the consent, waiver, approval, license or other authorization of any Person (including any spousal consent); (b) violate or conflict with any applicable Law; (c) breach or constitute a default under any Contract to which the Company or any Member is a party or by which the Company, any Member, any of their respective assets or any of the Company Units owned by any Member, are bound; (d) result in the creation or imposition of, or afford any Person the right to obtain, any Lien upon any of the assets of the Company or any of the Company Units or assets of any Member;
(e) contravene, conflict with or result in a violation of the Company Organizational Documents or any resolution adopted by the managers or Members; or (f) with respect to any Member that is a corporation, limited liability company or other entity, violate the articles of incorporation, bylaws, articles of organization, operating agreement or other related organizational and governing documents of such Member.

       3.04 CAPITALIZATION.

              (a) Each Member owns, of record and beneficially, good and valid title to the number of Company Units set forth opposite such Member's name on
SCHEDULE 3.04(A), free and clear of all Liens, other than Permitted Liens and those liens with respect to which the Company and the Members are providing payoff letters and which will be satisfied at Closing, with no defects of title whatsoever, and other than the Company Units in the amounts set forth next to such Member's name on SCHEDULE 3.04(A), such Member owns no units of membership interest of the Company, or any other ownership interest in the Company. The Company Units set forth on SCHEDULE 3.04(A) constitute all of the issued and outstanding units of membership interest of the Company. All of the Company Units have been validly authorized and issued and are validly outstanding, fully-paid and non-assessable, and were not issued in violation of any applicable Law, or any preemptive or similar rights.

              (b) Except as set forth on SCHEDULE 3.04(B), each Member has the full and exclusive power, right and authority to vote the Company Units that such Member owns, and no Member is a party to or bound by any agreement affecting or relating to such Member's right to transfer or vote such Member's Company Units.

              (c) As of the Effective Time, other than as a result of or pursuant to the provisions of the Revised Operating Agreement and the Exchange Agreement, there will be no outstanding:

                     (i) preemptive rights with respect to any units of
              membership interest of the Company;

                     (ii) options, warrants, rights of first refusal or other
              rights to purchase any units of membership interest or other ownership interest in the Company;

                     (iii) contracts or commitments of any kind for the issuance of additional units of membership interest, options, warrants or other securities of the Company or instruments intended to track or otherwise reflect the economic performance or changes in value thereof; or

                     (iv) contracts, rights or options pursuant to which the
              Company is required to or has the right to redeem, purchase or otherwise reacquire any units of membership interest of the Company.

              (d) Immediately following the Closing, after giving effect to the Conversion, the exchange of Company Units for Preferred Units and the Contribution, the record and beneficial ownership of all of the issued and outstanding equity securities of the Company will be as set forth on SCHEDULE 3.04(D).

       3.05 REQUIRED CONSENTS. SCHEDULE 3.05 lists: (a) each registration, filing, application, notice, transfer, consent, approval, order, qualification and waiver required pursuant to any applicable Law to be obtained by any Member or by the Company in connection with the execution and delivery of any Transaction Document or the consummation of the Conversion, the Contribution or the other transactions contemplated the Transaction Documents (other than the filing and recordation of appropriate conversion documents as required by the Delaware Act and the Texas Act); and (b) each Material Contract with respect to which a consent of or waiver by any other party thereto must be obtained by virtue of the execution and delivery of the Transaction Documents or the consummation of the Conversion, the Contribution or the other transactions contemplated by the Transaction Documents to avoid the invalidity of such Material Contract, the termination thereof (or the giving rise to any right to terminate by another party), a breach or default thereunder (whether with notice, passage of time or both), or any other change or modification to the terms thereof.

       3.06 FINANCIAL STATEMENTS. The Company has previously delivered to the Purchaser true and correct copies of (a) the balance sheets, and statements of earnings, members' equity and cash flows of the Company as at and for the fiscal years ended December 31, 2003, 2002 and 2001 (the "AUDITED FINANCIAL STATEMENTS"), and (b) the unaudited interim balance sheet, and statements of earnings, members' equity and cash flows of the Company for the three (3) months ended March 31, 2004 (the "UNAUDITED FINANCIAL STATEMENTS", and together with the Audited Financial Statements, the "FINANCIAL STATEMENTS"). Except as provided in SCHEDULE 3.06, the Financial Statements present fairly the financial position and the results of operations and cash flows of the Company as of the dates, or for the periods, presented therein in conformity with GAAP applied on a consistent basis during the periods involved, except as otherwise noted therein.

       3.07 BOOKS AND RECORDS. Except as set forth on SCHEDULE 3.07, the books of account and other financial records have been maintained in accordance with commercially reasonable business practices, consistently applied, and fairly and accurately provide the basis for the financial position and results of operation set forth in the Financial Statements. The minute books and membership interest transfer records of the Company contain accurate and complete records in all material respects of all meetings held of, and action taken by, the members, the managers, committees of managers or other governing bodies of the Company, respectively. All of the books of account, financial records, minute books and membership records of the Company are in possession of the Company, and true, correct and complete copies of such materials have been provided to or made available to the Purchaser and its representatives.

       3.08 FINANCIAL CONTROLS.

              (a) The Company has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations,
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain accountability for assets,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (b) To the knowledge of the Company, no employee of the Company who serves in an accountancy or a financial management capacity with the Company has been convicted of theft, embezzlement, fraud, or any other crime which is considered to be a felony.

              (c) The Company has provided copies of or made available to Purchaser any written reports that the Company has received from its public accounting firm since January 1, 2002, regarding critical accounting policies and practices, or alternative treatments of financial information within GAAP that have been discussed with management of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by such public accounting firm.

       3.09 NO UNDISCLOSED LIABILITIES. As of the date hereof, the Company does not have any liability or financial obligation, whether accrued, absolute, contingent or otherwise, that was not fully reflected or reserved against in the Financial Statements or disclosed in the accompanying notes thereto, except for liabilities incurred in the ordinary course of business since March 31, 2004, and liabilities incurred in connection with this Agreement and the transactions contemplated hereunder.

       3.10 INDEBTEDNESS. SCHEDULE 3.10 sets forth a complete and accurate list and description of all instruments or other documents relating to any direct or indirect indebtedness for borrowed money of the Company, as well as indebtedness by way of lease-purchase arrangements, guarantees, undertakings on which others rely in extending credit and all conditional sales contracts, chattel mortgages and other security arrangements with respect to personal property used or owned by the Company. Such indebtedness as has been designated by the Purchaser as indebtedness to be satisfied at the Closing is identified with an asterisk (*) on SCHEDULE 3.10. The Company has provided or made available to the Purchaser a true, correct and complete copy of each of the items listed or required to be listed on SCHEDULE 3.10.

       3.11 ABSENCE OF CERTAIN CHANGES. Since December 31, 2003, except as set forth in the Unaudited Financial Statements, the Business of the Company has been conducted in the ordinary and usual course, consistent with past practice and there has not been: (a) any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to constitute or result in a Material Adverse Effect on the Company; or (b) any event, occurrence, development or state of circumstances or facts which would result in a violation of the covenants set forth in ARTICLE VI of this Agreement, had such event, occurrence, development or state of circumstances or facts occurred after the date hereof.

       3.12 TAX MATTERS.

              (a) Except as otherwise disclosed on SCHEDULE 3.12(A):

                     (i) all Tax Returns due to have been filed through the date hereof in accordance with any applicable Law have been duly filed and are correct and complete in all material respects;

                     (ii) all Taxes, deposits or other payments for which the
              Company may have any liability through the date hereof (whether or not shown on any Tax Return) have been paid in full or are accrued as liabilities for Taxes on the books and records of the Company;

                     (iii) the amounts paid in respect of Taxes on or before the date hereof, together with any amounts accrued as liabilities for Taxes (including Taxes accrued as currently payable) on the books of the Company, will be adequate based on the tax rates, applicable Laws and regulations in effect on the date hereof to satisfy all material liabilities for Taxes of the Company in any jurisdiction through the Closing Date, including Taxes accruable upon income earned through the Closing;

                     (iv) there are not now any extensions of time in effect
              with respect to the dates on which any Tax Returns were or are due to be filed;

                     (v) all deficiencies asserted as a result of any
              examination of any Tax Return have been paid in full, accrued on the books of the Company, or finally settled, and no issue has been raised in any such examination which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined;

                     (vi) no claims have been asserted and no proposals or
              deficiencies for any Taxes are being asserted, proposed or threatened, and no audit or investigation of any Tax Return is currently underway, pending or threatened;

                     (vii) no claim has ever been made by any Governmental
              Authority in a jurisdiction where the Company does not file Tax Returns and where it is or may be subject to taxation;

                     (viii) the Company has withheld and paid all Taxes required to have been paid in connection with amounts paid or owing to any employee, independent contractor, creditor, member or other third party;

                     (ix) there are no outstanding waivers or agreements by the
              Company for the extension of time for the assessment of any Taxes or deficiency thereof, nor are there any requests for rulings, outstanding subpoenas or requests for information, notice of proposed reassessment of any property owned or leased by the Company or any other matter pending between the Company and any taxing authority;

                     (x) there are no Liens for Taxes other than Liens for Taxes which are not yet due and payable, nor are there any Liens which are pending or threatened;

                     (xi) the Company has not been a member of an affiliated
              group filing a consolidated federal income tax return;

                     (xii) neither the Company nor Purchaser, as a consequence
              of the Company's actions prior to the Closing Date, will be obligated to make a payment to an employee of the Company that would be a "parachute payment" as such term is defined in Section 280G of the Code without regard to whether such payment is to be paid in the future; and

                     (xiii) the Company does not have any liability for the
              Taxes of any Person (other than for itself) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

              (b) The Company has delivered, or made available, to Purchaser true, correct and complete copies of all Tax Returns (together with any agent's reports and any accountants' work papers) relating to its operations for the years for which Tax Returns are due to have been filed.

       3.13 LITIGATION.

              (a) Except as set forth in SCHEDULE 3.13:

                     (i) there are no suits, actions, claims, arbitration
              proceedings or investigations pending or, to the knowledge of the Company, threatened against, relating to or involving the Company, the Business or its assets, or against any manager, officer, or employee of the Company in their capacity as such;

                     (ii) there are no actions, suits, claims, arbitration
              proceedings or investigations instituted, pending or, to the knowledge of the Company, threatened against any present or former manager or officer of the Company that would reasonably be expected to give rise to a claim against the Company for indemnification, and to the knowledge of the Company, no fact or condition exists that would be reasonably likely to give rise to any such action, suit, claim, arbitration proceeding or investigation;

                     (iii) there are no actual or, to the knowledge of the
              Company, threatened actions, suits, claims, arbitration proceedings or investigations which present a claim to restrain or prohibit the transactions contemplated herein.

              (b) To the knowledge of the Company, no fact or condition relating to the Company exists that would give rise to or constitute the basis for any action, suit, claim, arbitration proceeding or investigation described above or that would prevent or significantly hinder the Company or the Purchaser from obtaining all of the federal and state regulatory approvals contemplated herein. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, or by arbitration, pursuant to a grievance or other procedure) against or relating to the Company before any Governmental Authority. The Company is not subject to any judgment, decree, injunction, rule or order of any court or arbitration panel.

       3.14 COMPLIANCE WITH LAWS. Except as set forth on SCHEDULE 3.14: (a) the Company is in compliance with all applicable Laws; (b) the Company has obtained and maintained all permits, licenses and registrations applicable to the conduct of its Business, and (c) the Company has not received written notification that has not lapsed, been withdrawn or abandoned by any Governmental Authority (i) asserting a material violation or possible violation of any such Law, (ii) threatening to revoke any permit, license, registration, or other government authorization, or (iii) materially restricting or in any material way limiting its operations. The Company is not subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and has not received any written communication requesting that it enter into any of the foregoing.

       3.15 PERSONAL PROPERTY.

              (a) SCHEDULE 3.15(A) sets forth a complete and accurate list of all the personal property that the Company owns, has agreed (or has an option) to purchase or sell, or may be obligated to purchase or sell, the net book value of which, as properly reflected in the books and records of the Company, on an individual, item-by-item basis, exceeds Five Thousand Dollars ($5,000). The Company is not a party to any lease, agreement to lease, or other similar obligation, for personal property, which lease, agreement or obligation requires payments during any calendar year that exceed, or are reasonably likely to exceed, more than Five Thousand Dollars ($5,000) in the aggregate.

              (b) The Company owns all right, title and interest in and to all of the personal and mixed, tangible and intangible properties and assets which it purports to own and uses in the conduct of its Business and all the personal properties and assets reflected, but not shown as leased or encumbered, on the most recent balance sheet contained in the Financial Statements, free and clear of any and all Liens, other than Permitted Liens and those liens with respect to which the Company and the Members are providing payoff letters and which will be satisfied at Closing. Except as listed on SCHEDULE 3.15(A), such items of personal property are operational and in reasonable repair and are adequate for the uses to which they are put, and no properties or assets necessary for the conduct of the Business in substantially the same manner as the Business has heretofore been conducted are in need of replacement or material maintenance or repair, except for routine replacement, maintenance and repair, and no such routine replacement, maintenance and repair has been deferred within the past twelve (12) months.

              (c) The properties and assets (tangible and intangible) owned or leased by the Company constitute, in all material respects, all of the properties and assets necessary to conduct the Business as heretofore conducted. Neither the Company, any manager, officer or employee of the Company, any Member, or any spouse or child of any of the foregoing Persons, has any right, title or interest (other than such Person's rights as a member of the Company) in any property or asset used in or necessary for the conduct of the Business by the Company in the ordinary course consistent with past practices.

       3.16 ACCOUNTS RECEIVABLE. All accounts receivable of the Company as of the date hereof: (a) are valid, existing and fully collectible, subject to (i) an allowance for doubtful accounts in the amount of Eighteen Thousand Seven Hundred Forty-Five Dollars ($18,745.90), and (ii) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies; (b) represent monies due for goods sold or services rendered in the ordinary course of business; and (c) are not subject to any defenses, rights of set-off, assignment, restrictions, security interests or other encumbrances other than (i) Permitted Liens and those liens with respect to which the Company and the Members are providing payoff letters and which will be satisfied at Closing(ii) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. Except as shown on SCHEDULE 3.16, as of the date of such Schedule, all such accounts receivable were current, and to the knowledge of the Company there are no disputes regarding the collectibles of any such accounts receivable. All reserves for doubtful accounts shown on the most recent balance sheet in the Financial Statements were adequate as of the date thereof, calculated consistent with past practice.

       3.17 REAL PROPERTY.

              (a) The Company is not a party to any lease or sublease, whether verbal or written, for real property.

              (b) Each parcel of real property owned by the Company is described on SCHEDULE 3.17(A) (the "REAL PROPERTY"). The Company has good and marketable fee simple title to such Real Property, free and clear of any Lien, other than Permitted Liens and those liens with respect to which the Company and the Members are providing payoff letters and which will be satisfied at Closing; PROVIDED, HOWEVER, that no Permitted Lien materially impairs the use of any such Real Property in the Business consistent with past practices or the value thereof. With respect to each parcel of Real Property, the Company has made available to the Purchaser true, correct and complete copies of: (i) each deed therefor; (ii) each mortgage or other encumbrance thereon reflected in a written instrument; (iii) each instrument (if any) evidencing a grant by or to the Company of an option to purchase or lease such parcel; (iv) any title policies or commitments and surveys with respect to such Real Property possessed by the Company; and (v) all surveys, plans, specifications, engineering and mechanical data relating to the Real Property and possessed by the Company.

              (c) Except as set forth on SCHEDULE 3.17(C) hereto, the Company has not received notice of any material non-recurring Taxes or assessments with respect to any Real Property, nor to the knowledge of the Company are any such Taxes or assessments under consideration by any Governmental Authority.

              (d) Except as listed on SCHEDULE 3.17(D) hereto: (i) no buildings, structures, fixtures or other fixed assets or improvements of any nature located on or annexed, attached or affixed, actually or constructively to, any Real Property (the "IMPROVEMENTS") have been erected and no structural additions to existing buildings, structures or other improvements have been made on the Real Property since December 31, 2002; and (ii) since December 31, 2002, there has been no fire, flood or other casualty to any of the buildings, structural additions or other Improvements on the Real Property requiring any repair or restoration which changed the footprint or the height of such buildings, structural additions or other improvements.

              (e) The Company has not received notice: (i) from any adjoining property owner alleging encroachment with respect to any Real Property or disputing the location of any boundary line of the Real Property; or (ii) from the holder of any easements alleging any encroachment by any Real Property or any other breach of the terms of the easement. Except as set forth on SCHEDULE 3.17(E): (x) no Real Property encroaches on, or is encroached on by, the property owned by any other Person; (y) to the knowledge of the Company, there is no basis for any dispute regarding the location of any boundary line of any Real Property; and (z) there is no encroachment or alleged encroachment by an Improvement on any Real Property to an area subject to any easement held by any other Person. Neither the Company nor any Member has breached in any material respect the terms of any easement relating to any Real Property.

              (f) None of the Real Property is subject to any pending or threatened, condemnation, eminent domain, expropriation or rezoning proceeding. Except as set forth on SCHEDULE 3.17(F), the Real Property and the current use thereof complies in all material respects with all applicable Laws, including subdivision, municipal, zoning or building ordinances. With respect to any of the Real Property, the Company has not received written notice of, nor, to the knowledge of the Company, is there any basis for allegation of, any violation of any applicable restrictive covenant, zoning ordinance, building code, use or occupancy restriction, or any violation of any such ordinance, code or restriction, or any condemnation action or proceeding with respect thereto, that restricts in any material respect the continued use of such Real Property by the Company as presently used or that detracts in any material respect from the value of such property.

              (g) Except as set forth on SCHEDULE 3.17(G), the Company is not indebted to any contractor, laborer, mechanic, materialman, architect, engineer or any other Person for work, labor or services performed or rendered, or for materials supplied or furnished, in connection with the Real Property for which any such Person could claim a statutory or contractual Lien against the Real Property or any other assets of the Company.

              (h) Except as set forth on SCHEDULE 3.17(H), no portion of the Real Property is located within any Special Flood Hazard Area designated by the U.S. Federal Emergency Management Agency, or in any area designated as a flood plain or in a similar designation by any Governmental Authority; no portion of the Real Property meets the definition of "wetlands" codified at 40 C.F.R. part 230.3(t), or has been similarly designated by any Governmental Authority; and no portion of the Real Property constitutes "wetlands" that have been filled, whether or not pursuant to appropriate permits.

              (i) The Company has not received notice that any portion of the Real Property is subject to any classification, designation or preliminary determination of any Governmental Authority, or pursuant to any Law, which would restrict the use, development, occupancy or operation of such Real Property, including any designation or classification as an archeological site, any classification or determination under the Endangered Species Act or any comparable Law, or any designation as a historical, heritage or cultural site.

              (j) None of the Real Property is or has been subject to any exemption from ad valorem or property taxes during such time as such Real Property has been owned or leased by the Company.

              (k) Except as set forth on SCHEDULE 3.17(K): (i) the Improvements located on or annexed to the Real Property are in good order and repair, ordinary wear and tear excepted and are in good and safe condition, free from material patent defects and, to the knowledge of the Company, free from material latent defects; (ii) all electrical, plumbing, heating and air-conditioning and exterior drainage systems and equipment, in or on the Real Property are operational and in reasonable repair; (iii) to the knowledge of the Company, there is no termite or other pest infestation, dry-rot or similar damage affecting any of the Real Property that will require repairs to any of the Real Property; and (iv) to the knowledge of the Company, there is no subsidence or other soil condition that does or may in the future adversely affect any of the Real Property.

              (l) Except as listed on SCHEDULE 3.17(L), none of the Real Property is subject to any use, development or occupancy restrictions (except those imposed by applicable zoning and subdivision laws and regulations), Taxes or utility "tap-in" fees (except those generally applicable throughout the tax district in which such Real Property is located), or charges or restrictions, whether existing of record or arising by operation of law, unrecorded or unregistered agreement to which the Company is a party or to which it is subject, the passage of time or otherwise (other than the Permitted Exceptions). The term "PERMITTED EXCEPTIONS" means: (i) current city, state, municipal and county ad valorem taxes not yet due and payable; (ii) easements for the installation or maintenance of public utilities serving only the Real Property;
(iii) building and use restrictions of record; and (iv) any other matters specified on SCHEDULE 3.17(L).

              (m) There are no leases or other agreements for use, occupancy or possession presently in force with respect to all or any portion of the Real Property.

       3.18 ENVIRONMENTAL MATTERS.

              (a) Except as disclosed on SCHEDULE 3.18(A):

                     (i) the operations of the Company have been and are in
              compliance with all Environmental Laws and with all licenses required by Environmental Laws;

                     (ii) there are no pending or, to the knowledge of the
              Company, threatened, actions, suits, claims, formal investigations or other proceedings under or pursuant to Environmental Laws against the Company or involving any Real Property currently or formerly owned, operated or leased by the Company

                     (iii) all Real Property is free of contamination from
              Hazardous Materials that would have an adverse effect on human health or the environment; and

                     (iv) there is not now, nor has there been in the past, on, in or under any Real Property (A) any underground storage tanks, regulated pursuant to 40 C.F.R. Part 280 or delegated state programs, dikes or impoundments containing more than a reportable quantity of Hazardous Materials, (B) to the knowledge of the Company, any friable asbestos containing materials or (C) to the knowledge of the Company, any polychlorinated biphenyls in such volume or in such condition as would violate applicable Environmental Laws.

              (b) For purposes of this Agreement, the term "ENVIRONMENTAL LAWS" shall mean all federal, state and local laws, statutes, ordinances, regulations, codes, published policies, rules, directives, orders, decrees, permits, licenses, approvals, authorizations, published guidelines, covenants, deed restrictions, treaties, conventions, and rules of common law in effect, and in each case as amended, and any judicial or administrative judgment, opinion or interpretation thereof, relating to the regulation or protection of human health, safety, natural resources or the environment, including, without limitation, laws and regulations (and all other items recited above) relating to the use, treatment, storage, management, handling, manufacture, generation, processing, recycling, distribution, transport, release or threatened release of or exposure to any Hazardous Material.

              (c) For purposes of this Agreement, the term "HAZARDOUS MATERIALS" shall mean shall mean, collectively, any substance, material, product, derivative, compound, mixture, mineral, chemical, waste, medical waste or gas, in each case whether naturally occurring, human-made or the by-product of any process, including but not limited to petroleum or petroleum products: (i) that is now defined or included within the definition of a "hazardous substance," "hazardous waste," "hazardous material," "toxic chemical," "toxic substance," "hazardous chemical," "extremely hazardous substance," "pollutant," "contaminant," or any other words of similar meaning under any Environmental Law; or (ii) exposure to which or the presence, use, generation, treatment, release, transport or storage of which is now prohibited, limited, restricted or regulated under any Environmental Law or by any governmental or regulatory authority.

       3.19 INTELLECTUAL PROPERTY.

              (a) SCHEDULE 3.19(A) sets forth a complete list of all Intellectual Property which is owned or used by the Company, all of which, to the knowledge of the Company, is valid and enforceable and in full force and effect. The Company owns, or has the valid and exclusive right to use and to transfer, in each case free and clear of all Liens, other than Permitted Liens; licenses granted by the Company which are listed on SCHEDULE 3.19(C) and those liens with respect to which the Company and the Members are providing payoff letters and which will be satisfied at Closing, all Intellectual Property used in its Business as it currently is conducted or held for use in such Business. With respect to any registrations of the Intellectual Property, SCHEDULE 3.19(A) also sets forth, as to each such item of the Intellectual Property, the (i) relevant application or registration number, (ii) relevant filing, registration, issue or application date, (iii) record owner, (iv) country, (v) title or description and (vi) current status and remaining life thereof.

              (b) Except as set forth on SCHEDULE 3.19(B), there has not been, and is neither pending nor, to the knowledge of the Company, threatened, any suit, action, claim, allegation, arbitration, grievance, litigation, administrative or legal or other proceeding, or investigation, against the Company or its licensors contesting the validity of, or the Company's right to use, any of the Intellectual Property. Except as set forth on SCHEDULE 3.19(B), the Company is not aware of any information that would, or that another Person has asserted that would, cause any of the Intellectual Property identified on
SCHEDULE 3.19(B) to be invalid or unenforceable. The consummation of the transactions contemplated hereby, in and of itself, will not result in any loss or impairment of or to any Intellectual Property of the Company.

              (c) The Company is not party to, whether as licensor or licensee, and is not bound by or subject to, any license agreement for any Intellectual Property or process, except as described on SCHEDULE 3.19(C). With respect to all licenses identified on SCHEDULE 3.19(C) under which the Company is the licensor, no claim, request or demand for indemnity for infringement has been made by any licensee. Except as set forth on SCHEDULE 3.19(C), the Company is not aware of any breach or anticipated breach of any license identified on
SCHEDULE 3.19(C), nor has it received notice of termination of any such license. The Company has provided or made available to Purchaser true, correct and complete copies of each license agreement listed on SCHEDULE 3.19(C).

              (d) All maintenance fees, annuities, affidavits and renewals due from the Company or required to be paid by the Company through the Closing Date with respect to the Intellectual Property identified on SCHEDULE 3.19(A) have been or will have been paid or filed on or prior to the Closing Date.

              (e) SCHEDULE 3.19(E) sets forth a list of each of the Company's managers, officers, employees, consultants and independent contractors who are contractually obligated to disclose and assign all rights with respect to their work for the Company to the Company, and to cooperate with the Company in obtaining and perfecting ownership of patents, copyrights and other statutory or related rights with respect to such work (any such contract being referred to herein as a "WORK-FOR-HIRE AGREEMENT"). The Company has provided or made available true, correct and complete copies of any such agreement to Purchaser.
SCHEDULE 3.19(E) also sets forth a list of each of the Company's managers, officers, employees, consultants and independent contractors who provided material assistance to the Company in connection with, or who otherwise may have a claim to ownership of, any of the Company's patents, copyrights or other related rights, and who are not party to a Work-for-Hire Agreement with the Company.

              (f) Except as set forth on SCHEDULE 3.19(F), the conduct of the Company's Business as currently conducted does not, in any material respect, infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe), dilute, misappropriate or otherwise violate any Intellectual Property owned and controlled by any third party.

              (g) Except as set forth on SCHEDULE 3.19(G), (i) to the knowledge of the Company, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned by or licensed to or by the Company,
(ii) no such claims have been made against a third party by the Company or, to the knowledge of the Company, the licensor of any Intellectual Property licensed by the Company, and (iii) no such claims have been made against the Company by any licensee with respect to any Intellectual Property licensed by the Company as licensor.

       3.20 MATERIAL CONTRACTS.

              (a) SCHEDULE 3.20(A) hereto sets forth a complete list of all of the following Contracts (whether written or oral) to which Company is a party, other than those which are contemplated by this Agreement (collectively, the "MATERIAL CONTRACTS"), true, correct and complete copies of which have been provided or made available to the Purchaser:

                     (i) Contracts providing for annual payments in excess of
              Ten Thousand Dollars ($10,000) or aggregate payments in excess of Twenty-Five Thousand Dollars ($25,000);

                     (ii) leases or subleases of real property;

                     (iii) partnership, joint venture or similar Contracts, or
              any rights to acquire from any person any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of such person;

                     (iv) executory Contracts relating to the acquisition or
              disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

                     (v) outstanding indentures, mortgages, promissory notes,
              loan agreements, guarantees or other Contracts or commitments for the borrowing of money by the Company (in any case, whether incurred, assumed, guaranteed or secured by any asset);

                     (vi) licenses, franchises or similar Contracts material to the Company, or any agreement relating to any trade name or Intellectual Property that is material to the Company;

                     (vii) exclusive dealing arrangements or other Contracts or arrangements containing covenants which limit the ability of the Company to compete in any line of business or with any person or which involve any restriction of geographical area in which, or method by which, the Company may carry on its business (other than as may be required by law or any applicable Governmental Authority);

                     (viii) Contracts between any Affiliate of the Company, on
              the one hand, and the Company, on the other hand;

                     (ix) Contracts, which will survive the Closing, with any
              manager, officer or employee of the Company, other than those agreements being executed and delivered in connection with this Agreement;

                     (x) collective bargaining agreements;

                     (xi) Contracts which will survive the Closing for the
              employment or other engagement of any individual on a full time, part time, consulting or other basis;

                     (xii) Contracts under which the Company has advanced or
              loaned any amount to any of the managers, officers, employees or independent contractors of the Company; and

                     (xiii) any other Contract that is material to the Company.

              (b) Except as set forth on SCHEDULE 3.20(B) hereto, and in the case of subparagraphs (ii), (iii) and (iv), in the Financial Statements:

              (i) each of the Material Contracts is valid, binding and enforceable and in full force and effect, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies, and subject to the rights of other parties thereto to terminate, will continue to be valid, binding, enforceable and in full force and effect on substantially identical terms following consummation of the transactions contemplated hereby;

              (ii) the Company is not in breach or default and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration by any other party under any Material Contract and no other party is in breach or default and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration by the Company under any Material Contract;

              (iii) the Company has not and no other party has, repudiated any provision of any Material Contract; and

              (iv) the Company has not received any written notice that the other party to any Material Contract intends to exercise any termination rights with respect to any Material Contract.

       3.21 INSURANCE.

              (a) SCHEDULE 3.21(A) sets forth a list of all insurance policies maintained by or for the benefit of the Company or its managers, officers, employees, agents or independent contractors, true, correct and complete copies of which have been provided or made available to Purchaser.

              (b) Except as set forth on SCHEDULE 3.21(B), with respect to each insurance policy maintained by the Company: (i) the policy is in full force and effect, and is legal, valid, binding and enforceable, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies, and subject to the rights of other parties thereto to terminate; (ii) the policy will continue to be legal, valid, binding, enforceable and in full force and effect on substantially identical terms immediately following the Closing; (iii) neither the Company nor, to the knowledge of the Company, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices) and no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default by the Company or a breach or default by the other party to the policy or permit termination, modification or acceleration under the policy; (iv) no party to the policy has repudiated any provision thereof in writing; and (v) the Company has not received any written notice that any insurer under the policy intends to exercise any termination right or fail to renew such policy.

              (c) Except as set forth on SCHEDULE 3.21(C), the Company has been covered during the past three (3) years through the Closing Date by insurance in type, scope and amount which (i) meets the minimum requirements of any Contract to which the Company is a party, or (ii) is customary and commercially reasonable for the business in which it has engaged during such period.

       3.22 EMPLOYEES; EMPLOYMENT AGREEMENTS.

              (a) SCHEDULE 3.22(A) sets forth a true and complete list of (i) all of the employees (whether full-time or part-time), (ii) independent contractors, (iii) consultants, and (iv) other service providers of the Company as of the date hereof, specifying their position, annual salary or hourly wage or other service fee, date of hire or other service commencement date. There are no unpaid wages, bonuses or commissions owed to any employees or independent contractors (other than those not yet due and which have been accrued in the financial books and records of the Company).

              (b) Except as set forth on SCHEDULE 3.22(B), the Company is not a party to or bound by any employment agreement or other arrangement for services, including with respect to a Person acting as a consultant, independent contractor or otherwise. The Company has provided or made available to Purchaser true, correct and complete copies of each such agreement or arrangement that is written, and, other than with respect to common law employment-at-will arrangements, no such agreement or arrangement exists which is not written.

              (c) Except as set forth on SCHEDULE 3.22(C), the Company does not have any agreement providing for severance payments to terminated employees and the Company has not made any verbal commitments to any officer, employee, former employee, consultant, independent contractor or other service provider of the Company with respect to compensation, promotion, retention, termination, severance or similar matters in connection with the transactions contemplated hereby or otherwise.

              (d) Except as set forth on SCHEDULE 3.22(D) and any Contracts being executed in connection with this Agreement, the Company does not have any Contract obligating it with respect to payments or other rights upon any change in control of the Company or the transactions contemplated hereby.

       3.23 EMPLOYEE BENEFIT PLANS.

              (a) SCHEDULE 3.23(A) sets forth a list of each "employee benefit plan" (as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any other bonus, profit sharing, pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, individual employment, commission, payroll practice, retention, or other plan, agreement, policy, trust fund or arrangement (each such plan, agreement, policy, trust fund or arrangement is referred to herein as an "EMPLOYEE BENEFIT Plan", and collectively, the "EMPLOYEE BENEFIT PLANS") that is currently in effect or was maintained, sponsored or contributed to at any time within the last five (5) calendar years, or which has been approved before the date hereof but is not yet effective, (i) for the benefit of (A) managers or employees of the Company or any other Persons performing services for the Company, (B) former managers or employees of, or any other Persons formerly performing services for the Company, or (C) beneficiaries of anyone described in (A) or (B) (collectively, "COVERED EMPLOYEES") or (ii) with respect to which the Company or any ERISA Affiliate thereof has or has had any obligation on behalf of any Covered Employee. Except as disclosed on SCHEDULE 3.23(A), there are no other Employee Benefit Plans pursuant to which any Covered Employee is entitled to any benefits or for which the Company has any obligation. An "ERISA AFFILIATE" shall be defined to include any trade or business, whether or not incorporated, other than the Company, which has employees who are or have been at any date of determination occurring within the preceding six (6) years, treated pursuant to
Section 4001(a)(14) of ERISA or Section 414 of the Code, as employees of a single employer which includes the Company.

              (b) The Company has provided or made available to the Purchaser, with respect to each Employee Benefit Plan, true and complete copies of: (i) the documents embodying and relating to the plan, including the current plan documents and documents creating any trust maintained pursuant thereto, all amendments, investment management agreements, administrative service contracts, group annuity contracts, insurance contracts, collective bargaining agreements, the most recent summary plan description with each summary of material modification, if any, and employee handbooks; (ii) as applicable, annual reports including, but not limited to, Forms 5500, 990 and 1041 for the last three (3) years for the plan and any related trust; (iii) actuarial valuation reports and financial statements for the last three (3) years; and (iv) each communication within the last three (3) years involving the plan or any related trust to or from the Internal Revenue Service ("IRS"), Department of Labor ("DOL"), Pension Benefit Guaranty Corporation ("PBGC") or any other Governmental Authority and the most recent determination letter received from the IRS pertaining to any Employee Benefit Plan intended to qualify under Sections 401(a) or 501(c)(9) of the Code.

              (c) Neither the Company nor any ERISA Affiliate currently maintains, contributes to or participates in, nor at any time in the last six
(6) years, has had an obligation to maintain, contribute to, or otherwise participate in any employee pension benefit plans which are "multiemployer plans" (within the meaning of Section 3(37) of ERISA) or which are subject to the provisions of Title IV of ERISA. Neither the Company nor any ERISA Affiliate has withdrawn or partially withdrawn from any multiemployer plan with respect to which there is any liability as of the date of this Agreement.

              (d) The Company, each ERISA Affiliate, each Employee Benefit Plan and each Employee Benefit Plan "sponsor" or "administrator" (within the meaning of Section 3(16) of ERISA) has complied in all material respects with the applicable requirements of Section 4980B of the Code and Section 601 et seq. of ERISA (such statutory provisions and predecessors thereof are referred to herein collectively as "COBRA") or any comparable state law. SCHEDULE 3.23(D) lists the name of each Covered Employee who has experienced a "QUALIFYING EVENT" (as defined in COBRA) with respect to an Employee Benefit Plan who is eligible for

"CONTINUATION COVERAGE" (as defined in COBRA) and whose maximum period for Continuation Coverage required by COBRA has not expired. Included in such list are the current address for each such individual, the date and type of each Qualifying Event, whether the individual has already elected Continuation Coverage and, for any individual who has not yet elected Continuation Coverage, the date on which such individual was notified of his or her rights to elect Continuation Coverage. SCHEDULE 3.23(D) also lists the name of each Covered Employee who is on a leave of absence (whether or not pursuant to the Family and Medical Leave Act of 1993, as amended ("FMLA")) and is receiving or entitled to receive health coverage under an Employee Benefit Plan, whether pursuant to FMLA, COBRA or otherwise.

              (e) With respect to each Employee Benefit Plan and except as otherwise set forth on SCHEDULE 3.23(E):

                     (i) each Employee Benefit Plan which is described in
              Section 3(2) of ERISA and which is intended to be tax qualified qualifies under Section 401(a) of the Code and has received, or has submitted within the applicable remedial amendment period an application for, a determination letter from the IRS to the effect that the Employee Benefit Plan is qualified under Section 401 of the Code and that any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code, and nothing has occurred or is expected to occur that caused or would reasonably be expected to cause the loss of such qualification or exemption (or the failure of the IRS to issue such determination letter) or the imposition of any penalty or Tax liability;

                     (ii) no claim (other than routine claims for benefits),
              proceeding, examination, audit, investigation or other proceeding or action of any kind has been asserted or instituted or to the knowledge of the Company, threatened in writing against the Employee Benefit Plan, any trustee or fiduciaries thereof, the Company or any ERISA Affiliate, any manager, officer or employee thereof, or any of the assets of the Employee Benefit Plan or any related trust;

                     (iii) the Employee Benefit Plan (A) is in compliance with
              applicable provisions of ERISA and the Code (including rules and regulations thereunder), the Health Insurance Portability and Accountability Act of 1996, and all other Applicable Laws, (B) has been administered, operated and managed in accordance with its governing documents, (C) has timely filed or distributed, or received permitted extensions for such filing or distribution, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries, and (D) has timely adopted all amendments required to bring the Employee Benefit Plan into conformity with Laws, including ERISA and the Code;

                     (iv) no "prohibited transaction" (within the meaning of
              Section 4975 of the Code and Section 406 of ERISA) has occurred or is expected to occur with respect to the Employee Benefit Plan (and the transactions contemplated by this Agreement will not constitute or directly or indirectly result in such a "prohibited transaction") which has subjected or could subject the Company, any ERISA Affiliate or the Purchaser or any officer, manager or employee of the Company, any ERISA Affiliate, the Purchaser or the

              Employee Benefit Plan trustee, administrator or other fiduciary, to a Tax or penalty on prohibited transactions imposed by either
              Section 502 of ERISA or Section 4975 of the Code or any other liability with respect thereto; and

                     (v) the Employee Benefit Plan is not under audit or
              investigation by the IRS or DOL or any other Governmental Authority and no such completed audit, if any, has resulted in the imposition of any Tax, interest or penalty.

              (f) Except as set forth on SCHEDULE 3.23(F), all payments by the Company or any ERISA Affiliate required by any Employee Benefit Plan, any collective bargaining agreement or bylaw (including all contributions, insurance premiums, premiums due the PBGC or intercompany charges) with respect to all periods through the date hereof have been made.

              (g) The consummation of the Conversion, the Contribution and the other transactions contemplated by the Transaction Documents will not give rise to any liability for any employee benefits, including liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any Covered Employee.

              (h) Any Employee Benefit Plan that purports to provide benefits which qualify for tax-favored treatment under Sections 79, 105, 106, 117, 120, 125, 127, 129 or 132 of the Code satisfies the requirements of said Section(s).

              (i) The Purchaser has the right to amend, modify, or terminate the Employee Benefit Plan without incurring any liability thereunder, except as to any benefits accrued prior to such amendment, modification or termination. The Purchaser does not have any obligations for post-retirement or post-employment benefits under any Employee Benefit Plan that cannot be amended or terminated upon sixty (60) days advance notice, except as required by Section 601 of ERISA and Section 4980B of the Code. Prior to the Closing Date, the Company and any ERISA Affiliate agree not to amend or modify any Employee Benefit Plan or take any other action that results in an increase in liability under such Employee Benefit Plan. To the extent the Purchaser adopts, and continues any Employee Benefit Plan, nothing contained in this Agreement limits or restricts the Purchaser's right to amend, modify, or terminate any such plans in such manner as the Purchaser deems appropriate.

              (j) No amounts payable under any Employee Benefit Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

              (k) Except as set forth on SCHEDULE 3.23(K), no Employee Benefit Plan in any way provides for any benefits of any kind whatsoever (other than under COBRA, the Federal Social Security Act or any Employee Benefit Plan qualified under Section 401(a) of the Code) to any Covered Employee who, at the time the benefit is to be provided, is a former manager or employee of, or other provider of services to, the Company or an ERISA Affiliate (or a beneficiary of any such Person), nor have any representations, agreements, covenants or commitments been made to provide such benefits.

       3.24 EMPLOYMENT PRACTICES; LABOR RELATIONS.

              (a) The Company is in compliance in all material respects with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act, any such laws respecting employment discrimination, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters, and except as set forth on SCHEDULE 3.24(A) there are no internal complaints by or on behalf of employees in this regard.

              (b) Except as set forth on SCHEDULE 3.24(B), the Company is not currently, and has not in the past been, a party to an arrangement for services from a professional employer organization.

              (c) To the knowledge of the Company, the Company is not engaged in any unfair labor practice. There is no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company before the National Labor Relations Board. The Company is not a party to, and is not bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving the Company pending or, to the knowledge of the Company, threatened, nor is the Company aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

       3.25 BANK RELATIONS; POWERS OF ATTORNEY. SCHEDULE 3.25 sets forth:

              (a) the name of each financial institution with which the Company has borrowing or investment arrangements, deposit or checking accounts, or safe deposit boxes;

              (b) the types of those arrangements and accounts, including, as applicable, names in which accounts or boxes are held, the account or box numbers, and the name of each Person authorized to draw thereon or have access thereto; and

              (c) the name of each Person holding a general or special power of attorney from the Company and a description of the terms of each such power.

       3.26 RELATED PARTY TRANSACTIONS. SCHEDULE 3.26 sets forth all existing transactions, investments and loans, including loan guarantees existing as of the date hereof, to which the Company is a party with any manager, executive officer or 5% or greater member of the Company, or any Affiliate of the Company.

       3.27 CERTAIN BUSINESS PRACTICES. To the knowledge of the Company, neither the Company nor any manager, officer, agent or employee of the Company has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other unlawful payment.

       3.28 STATE TAKEOVER LAWS; ARTICLES OF ORGANIZATION. The Company has taken all necessary action to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, (a) any applicable state takeover laws, (b) any applicable takeover provisions in the Company Organizational Documents, and (c) except as set forth on SCHEDULE 3.28, any change of control or other takeover provisions set forth in any agreement to which the Company is a party or may be bound.

       3.29 BROKERS. Except as described on SCHEDULE 3.29, the Company has not incurred any obligation or liability to any Person for any brokerage fees, agent's commissions or finder's fees in connection with the execution or delivery of the Transaction Documents or the consummation of the Conversion, the Contribution or the other transactions contemplated by the Transaction Documents.

       3.30 FULL DISCLOSURE. None of the representations and warranties furnished by any Member or the Company to the Purchaser in writing pursuant to this Agreement or any information contained in the Schedules thereto referred to in this Agreement, contains any untrue statement of a material fact and, does not omit to state any material for necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

       4.01 ORGANIZATION. The Purchaser is a corporation, duly organized and in good standing under the laws of the State of Delaware, and has all requisite power and authority to carry on its business as now conducted by it and to own and operate its assets as now owned and operated by it. The Purchaser is duly qualified to do business and is in good standing in the State of Texas.

       4.02 POWER AND AUTHORITY.

              (a) The Purchaser has the full power, legal capacity, and authority to execute and deliver each of the Transaction Documents to which it is a party, to perform its respective obligations thereunder, and to consummate the Contribution and the other transactions contemplated thereunder. The Transaction Documents constitute the legal, valid, and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

              (b) All requisite action has been taken by the Purchaser authorizing and approving the execution of and entry into this Agreement, the execution and delivery by the Purchaser of the other Transaction Documents, the consummation of the Contribution and the performance by the Purchaser of its duties and obligations hereunder and thereunder, and of all other acts necessary or appropriate for the consummation of the Contribution and the other transactions contemplated by this Agreement or the other Transaction Documents.

       4.03 NO CONFLICTS. Except as set forth on SCHEDULE 4.03, the execution and delivery of this Agreement by the Purchaser, the execution and delivery by the Purchaser of the other Transaction Documents to which it is a party, the consummation of the Contribution and the other transactions contemplated in the Transaction Documents by the Purchaser, and the performance of the covenants and agreements of the Purchaser set forth in the Transaction Documents do not, and will not, with or without the giving of notice or the lapse of time, or both:
(a) require the consent, waiver, approval, license or other authorization of any Person; (b) violate or conflict with any Law; (c) breach or constitute a default under any agreement or instrument to which the Purchaser is a party or by which the Purchaser or any of its assets are bound; (d) result in the creation or imposition of, or afford any Person the right to obtain, any Lien upon any of the assets of the Purchaser; or (e) contravene, conflict with or result in a violation of the Purchaser's Certificate of Incorporation, bylaws, or any resolution adopted by the Board of Directors or stockholders of the Purchaser.

       4.04 REQUIRED CONSENTS. SCHEDULE 4.04 lists: (a) each registration, filing, application, notice, transfer, consent, approval, order, qualification and waiver required pursuant to any Law to be obtained by the Purchaser in connection with the execution and delivery by the Purchaser of any Transaction Document or the consummation by the Purchaser of the Contribution or the other transactions contemplated thereby; and (b) each material Contract of the Purchaser with respect to which a consent of or waiver by any other party thereto must be obtained by virtue of the execution and delivery by the Purchaser of the Transaction Documents or the consummation by the Purchaser of the Contribution or the other transactions contemplated thereby to avoid the invalidity of such material Contract, the termination thereof (or the giving rise to any right to terminate by another party), a breach or default thereunder (whether with notice, passage of time or both) or any other change or modification to the terms thereof.

       4.05 BROKERS. Except as described on SCHEDULE 4.05, the Purchaser has not incurred any obligation or liability to any Person for any brokerage fees, agent's commissions or finder's fees in connection with the execution or delivery of the Transaction Documents or the consummation of the Contribution or the other transactions contemplated by the Transaction Documents.

       4.06 INVESTMENT REPRESENTATIONS.

              (a) The Purchaser represents and warrants that the Acquired Common Units are being acquired for investment only for its own account and not with a view to the sale or distribution of any part thereof.

              (b) The Purchaser understands that the Acquired Common Units have not been registered under the Securities Act or any state securities laws on the grounds that the sale provided for in this Agreement and the issuance of securities hereunder are exempt from registration under the Securities Act and applicable state securities laws, and that the Company's reliance on such exemption is predicated in part on Purchaser's representations set forth herein.

              (c) Purchaser recognizes that the investment in the Common Units involves a special risk, and represents that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Common Units, and has the ability to bear the economic risks of its investment. Prior to making a decision to enter into this Agreement, the Purchaser was provided the opportunity to ask questions of, and receive answers from, the managers and executive officers of the Company concerning the Company, and to obtain from the Company information requested from the Company. Based on the materials provided by the Company in response to due diligence requests, the Purchaser has conducted an investigation to its satisfaction of the investment in the Common Units and has received all information requested from Company it considers necessary or appropriate for deciding whether to purchase the Shares; PROVIDED, HOWEVER, that no investigation conducted by the Purchaser shall be deemed to release the Company in any manner whatsoever from any breach of a representation or warranty contained in this Agreement. On the basis of the foregoing, and on the basis of the representations, warranties and covenants of the Company and the Members contained in this Agreement and the other documents and instruments delivered in connection herewith, the Purchaser acknowledges that it has, individually or through advisers, such knowledge or experience in financial, tax and business matters to enable it to understand and evaluate the merits and risks associated with an investment in the Common Units.

              (d) The Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D of the SEC.

              (e) The Purchaser is financially able to hold the Acquired Common Units for long-term investment, believes that the nature and amount of the Common Units being purchased are consistent with its overall investment program and financial position, and recognizes that there are substantial risks associated with the purchase of the Acquired Common Units.

                                   ARTICLE V

             COVENANTS OF THE PURCHASER, THE COMPANY AND THE MEMBERS

       5.01 ACCESS TO BOOKS AND RECORDS, CUSTOMERS AND SUPPLIERS. From the date hereof through the Closing Date, the Company shall, and the Members shall cause the Company to, afford Purchaser and its representatives full access during normal business hours, and in a manner so as not to unduly interfere with the normal operations of the Company, to the premises, properties, personnel, representatives, books and records (including tax records), contracts and documents of or pertaining to the Company and the Business and such other additional information as is reasonably available with respect thereto as Purchaser shall from time to time reasonably request. Prior to the Closing, and with the consent of the Majority Member, not to be unreasonably withheld, conditioned or delayed, Purchaser shall be permitted to contact or otherwise communicate with the customers and suppliers of the Company as the Purchaser may reasonably request in connection with the transactions contemplated by this Agreement. Additionally, at the reasonable request of the Purchaser, the Members shall execute or cause to be executed such consents, authorizations and directions as may be necessary to permit any inspection of the Company, its properties or assets or to enable the Purchaser or its authorized representatives to obtain full access to all files and records relating to the Company or any of its properties or assets maintained by governmental, regulatory or other public authorities.

       5.02 CONFIDENTIALITY. The Company and the Purchaser will remain subject to the terms of a confidentiality agreement between the Company and the Purchaser dated February 9, 2004 (the "CONFIDENTIALITY AGREEMENT"). By executing this Agreement, the Members shall become parties to the Confidentiality Agreement and agree to be bound by the terms thereof to the extent the Company is so bound.

       5.03 CONDUCT OF BUSINESS PRIOR TO CLOSING.

              (a) Except with the prior written consent of the Purchaser, or as required to effect the Conversion pursuant to the requirements of SECTION 5.15 hereof, between the date hereof and the Effective Time, the Company shall not, and the Members shall cause the Company not to:

                     (i) conduct its business other than in the ordinary and
              usual course, or fail to use reasonable efforts to preserve intact its business organizations and assets and maintain its rights, franchises and existing relations with clients, customers, suppliers, employees, business associates and any independent contractors associated with it, or take any action reasonably likely to have an adverse affect upon the its ability to perform any of its obligations under this Agreement, or engage in any new lines of business;

                     (ii) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any (A) additional units of membership interest in the Company, or (B) securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, units of membership interest in the Company, or enter into any agreement with respect to the foregoing;

                     (iii) permit any additional units of membership interest to become subject to new grants of employee or manager options, calls or commitments, or similar rights;

                     (iv) make, declare, pay or set aside for payment any
              dividend on or in respect of, or declare or make any distribution on, any units of membership interest;

                     (v) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any units of membership interest;

                     (vi) enter into, amend, modify or renew any employment,
              consulting, severance or similar agreements or arrangements with any of its managers, officers or employees, or grant any salary, pay or wage increase or increase any employee benefit (including incentive or bonus payments), except (A) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (B) for other changes that are required by applicable law, or (C) for employment or other arrangements for, or grants of awards to, newly hired employees in the ordinary course of business consistent with past practice and after prior consultation with the Purchaser;

                     (vii) enter into, establish, adopt or amend (except as may be required by applicable law or for employment or other arrangements for, or grants of awards to, newly hired employees in the ordinary course of business consistent with past practice and after prior consultation with Purchaser) any pension, retirement, option, purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any of its managers, officers or employees, or take any action to accelerate the vesting or exercisability of options, restricted units of membership interest or other compensation or benefits payable thereunder;

                     (viii) sell, transfer, mortgage, encumber or otherwise
              dispose of or discontinue any of its assets, Business or properties other than in the ordinary course of business;

                     (ix) merge or consolidate with any other Person in any
              transaction or series or transactions;

                     (x) acquire any assets, business, securities or properties of any other entity other than in the ordinary course of business;

                     (xi) amend its Articles of Organization or the Company
              Operating Agreement;

                     (xii) implement or adopt any change in its accounting
              principles, practices or methods, other than as may be required by GAAP, and after notifying the Purchaser of any such required change;

                     (xiii) enter into or terminate any Material Contract or
              amend or modify in any respect any of its existing Material Contracts, other than in the ordinary course of business consistent with past practice;

                     (xiv) enter into or terminate any Contract whereby the
              Company licenses its Intellectual Property to a third party, or amend or modify in any respect any such Contract;

                     (xv) settle any claim, action or proceeding;

                     (xvi) take any action that is intended or reasonably likely to (A) result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect (excluding any materiality provision relating thereto) at any time at or prior to the Closing Date, (B) result in any of the conditions to the transaction set forth in ARTICLE VI not being satisfied, or (C) result in a violation of any provision of this Agreement, except, in each case, as may be required by applicable law or regulation;

                     (xvii) incur any indebtedness other than in the ordinary
              course of business; (xviii) settle, modify or forgive any indebtedness for borrowed money owed to it;

                     (xix) enter into any sale/lease back, synthetic lease,
              receivables financing or other transaction however entitled which would or could be excluded from its balance sheet prepared in accordance with GAAP; or

                     (xx) agree, commit to or enter into any agreement to take
              any of the actions referred to in this SECTION 5.03.

              (b) In connection with the Company's continued operation of its business between the date hereof and the Effective Time, the Company will confer in good faith on a regular basis with one (1) or more representatives of the Purchaser designated to the Company regarding operational matters and the general status of ongoing operations and will notify the Purchaser of any event or occurrence that has had or may reasonably be expected to have a Material Adverse Effect on the Company. The Company and the Members acknowledge that the Purchaser does not and will not waive any rights it may have under this Agreement as a result of such consultations. Neither the Company nor the Members shall take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of the Company and the Members set forth in this Agreement becoming untrue in a manner that would give rise to the failure of the conditions set forth in SECTION 6.02 to be satisfied.

       5.04 COOPERATION. The Purchaser, the Company and the Members shall cooperate and use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable Laws to consummate the Conversion and the Contribution, and to make effective the other transactions contemplated by the Transaction Documents, including, their respective commercially reasonable efforts to obtain, prior to the Closing Date, all consents and approvals of Persons, including Governmental Authorities, as are necessary for consummation of the Conversion, the Contribution and the transactions contemplated by the Transaction Documents, and to fulfill the conditions to Closing.

       5.05 ACQUISITION PROPOSALS.

              (a) Neither the Company nor the Members shall solicit or encourage inquiries or proposals with respect to, or furnish any nonpublic information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, the Company, or any merger or other business combination with the Company, other than as contemplated by the Transaction Documents. The Company and the Members hereby agree to immediately cease and cause to be terminated any previously undertaken or ongoing activities, access to information, discussions or negotiations with any other Person with respect to any transaction of the type described in the preceding sentence.

              (b) The Company and the Members shall instruct the Company's managers, officers, agents, advisors and Affiliates to refrain from taking any action that would violate or conflict with any of the provisions of this SECTION 5.05; and the Company and the Members shall notify the Purchaser immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, the Company or any Member.

       5.06 PUBLICITY. Except as otherwise required by Law, as advised by counsel, neither the Purchaser, the Company or any Member shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of the Purchaser and the Majority Member to the contents and the manner of presentation and publication thereof, which approval shall not be unreasonably withheld.

       5.07 NOTIFICATION OF CERTAIN MATTERS. The Company and the Members shall give prompt notice to the Purchaser, and the Purchaser shall give prompt notice to the Company, of (a) the occurrence, or nonoccurrence, of any event which would be likely to cause any representation or warranty on its respective part contained in this Agreement to be untrue or inaccurate and (b) any failure by such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this SECTION 5.07 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice (including, any condition to Closing).

       5.08 SUPPLEMENTS TO SCHEDULES. From time to time up to the Effective Time, the Company and the Members shall supplement or amend the Schedules that they have delivered with respect to any matter first existing or occurring following the date hereof that (a) if existing or occurring at or prior to the date hereof, would have been required to be set forth or described in the Schedules, or (b) is necessary to correct any information in the Schedules that has been rendered inaccurate thereby. No supplement or amendment to any Schedule shall have any effect for the purpose of determining satisfaction of the conditions to Closing set forth in ARTICLE VI or otherwise.

       5.09 ADDITIONAL FINANCIAL STATEMENTS. The Company will furnish to the Purchaser as soon as available and in any event within thirty (30) days after the end of each calendar month that ends prior to the Closing Date, an unaudited balance sheet of the Company as of the end of such calendar month and the related consolidated statements of income or operations, cash flows and unit holders' or other owners' equity for that month and for the period of the Company's fiscal year ended with that month, in each case prepared in accordance with GAAP consistent with the basis on which the Financial Statements were prepared.

       5.10 REPAYMENT OF MEMBER INDEBTEDNESS. At or prior to Closing, the Company and the Members shall cause to be paid in full or defeased all obligations (if any) of the Members to the Company under any debt instruments, including without limitation any promissory notes from the Members to the Company.

       5.11 TRANSFER TAXES. All national, federal, state, provincial or local transfer taxes in any country, including excise, sales, use, value added, real property transfer, stamp, documentary, filing, recordation, notarial and other similar taxes and fees that may be imposed or assessed as a result of the transactions contemplated by this Agreement, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties shall be paid by the Members.

       5.12 EXPENSES. Except as otherwise set forth in this Agreement, all costs and expenses incurred by the Purchaser in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereby shall be paid by the Purchaser. Except as otherwise set forth in this Agreement, all costs and expenses incurred by the Company and the Members in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby (such expenses not to exceed Seventy Five Thousand Dollars ($75,000) shall be paid by the Company.

       5.13 BENEFIT PLANS. Following Closing, the Company shall use its commercially reasonably efforts, and Purchaser shall use its commercially reasonable efforts to cause the Company, to maintain in effect the Employee Benefit Plans listed on SCHEDULE 3.23(A) until such time as the Company and Purchaser shall determine, in their sole discretion, to terminate such plans in accordance with their respective terms, and to transfer such employees as are participating thereunder to such other equivalent plan(s) as shall then be maintained by the Company or the Purchaser (including any applicable waiting periods). In connection with the transfer of any Person who is an employee of the Company on the Closing Date from any such Employee Benefit Plan to any such replacement plan, such Person will be credited for eligibility and vesting under such replacement plan with their service to the Company prior to such transfer to the same extent such service was credited under the comparable Employee Benefit Plan. In addition, in connection with the termination, if any, of the Company's 401(k)/profit sharing plan, the Purchaser will use its commercially reasonably efforts to cause the replacement 401(k)/profit sharing plan to accept the rollover or plan-to-plan transfer of each employee's account in the Company's 401(k)/profit sharing plan, including the acceptance in such rollover or transfer of any outstanding plan loan of such employee.

       5.14 FURTHER ASSURANCES. From and after the Closing Date, the Purchaser, the Company and the Members agree to execute, acknowledge, deliver and file, or cause to be executed, acknowledged, delivered and filed, all further instruments, agreement or documents as may be necessary to consummate the Contribution and the other transactions provided for in the Transaction Documents and to do all further things necessary to carry out the purpose and intent of the Transaction Documents.

       5.15 CONVERSION. Prior to the Effective Time, the Company and the Members shall take all such action as is necessary under the Texas Act and the Delaware Act, including Section 10.08 of the Texas Act and Section 18-214 of the Delaware Act, to cause:

              (a) the Company to be converted from a limited liability company organized under the laws of the State of Texas to a limited liability company organized under the laws of the State of Delaware (the "CONVERSION"); and

              (b) each Company Unit outstanding immediately prior to such conversion, to be canceled and exchanged for one (1) Preferred Unit of the Purchaser.

                                   ARTICLE VI

                      THE CLOSING AND CONDITIONS TO CLOSING

       6.01 CONDITIONS TO OBLIGATIONS OF ALL PARTIES. The obligations of the Purchaser, the Company and the Members to consummate the Contribution and to effect the other transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by the Purchaser, the Company and the Members.

              (a) No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Conversion, the Contribution or the other transactions contemplated hereby shall have been issued by any federal or state court and remain in effect, and no litigation relating to the transactions contemplated herein seeking the issuance of such an order or injunction, or seeking damages which would have a Material Adverse Effect on the Purchaser or the Company, shall be pending which, in the good faith judgment of the Purchaser, has a reasonable probability of resulting in such order or injunction or, assuming that the Conversion and the Contribution had been effected and the other transactions contemplated herein had closed without regard to this condition, resulting in such damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable best efforts to have any such injunction lifted.

              (b) No Law shall have been enacted by the government of the United States or any state or agency thereof which would (i) make the consummation of any of the transactions contemplated hereby illegal, (ii) prohibit the Purchaser's ownership of the Acquired Common Units, operation of the Business or the Company's assets, or compel the Purchaser to dispose of or hold separate all or a material portion of the Business or such assets, as a result of this Agreement, or (iii) render the parties hereto unable to consummate any of the transactions contemplated hereby, except for any waiting period provisions.

       6.02 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to consummate the Contribution and to effect the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by the Purchaser:

              (a) The Purchaser shall have received the written certification of the Secretary of State of the State of Texas, and the Secretary of State of the State of Delaware, confirming the effectiveness of the Conversion in accordance with the provisions of SECTION 5.15(A) hereof.

              (b) The representations and warranties of the Company and the Members set forth in this Agreement shall be true and correct in all material respects (except that those representations and warranties that are limited by materiality shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except where such representations and warranties are made expressly as of a specific date), and the Purchaser shall have received a certificate signed by an authorized officer of the Company, and a certificate signed by the Members, to such effect.

              (c) The Company and the Members shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Effective Time, and the Purchaser shall have received a certificate signed by an authorized officer of the Company, and a certificate signed by the Members, to such effect.

              (d) Since the date of this Agreement, there shall have been no changes in the condition (financial or otherwise), business, prospects, employees, operations, obligations or liabilities of the Company which, in the aggregate, have had or may be reasonably expected to have a Material Adverse Effect on the Company, and the Purchaser shall have received a certificate signed by an authorized officer of Seller, and a certificate signed by the Members, to such effect.

              (e) The Purchaser shall have received an executed certificate of the secretary of the Company as to (i) the approval of the execution and delivery of this Agreement, the other Transaction Documents and the consummation of the Conversion, the Contribution and the other transactions contemplated hereby and thereby, (ii) the limited liability company status of the Company, and (iii) the incumbency and true signatures of the managers and officers of the Company who executed this Agreement or will execute any other Transaction Document contemplated hereby on behalf of the Company.

              (f) Each of the Members shall have executed and delivered a counterpart signature page to the Revised Operating Agreement, in the form attached hereto as EXHIBIT A.

              (g) All registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications and waivers listed on SCHEDULE 3.05 shall have been made or obtained by the Company and the Members, in form and substance reasonably satisfactory to the Purchaser and its counsel, and delivered to the Purchaser.

              (h) The Company and the Members shall have delivered to Purchaser payoff letters, in form and substance satisfactory to the Purchaser in its discretion, with respect to indebtedness of the Company set forth on SCHEDULE
3.10 and designated by the Purchaser (the "PAYOFF LETTERS"), each of which evidences, at a minimum, (i) the total amount required to repay such indebtedness on the Closing Date, plus a per diem amount thereon, (ii) wiring or other instructions for the payment of such indebtedness to the lender thereof, and (iii) that upon repayment of the payoff amount set forth therein in full, the lender thereof (A) releases any and all Liens it holds on any real, personal or other property of the Company securing such indebtedness, and (B) will promptly will take such action as is necessary, including the filing of UCC termination statements, to cause all such Liens to be released.

              (i) Each of the Members shall have executed and delivered a counterpart signature page to the Exchange Agreement, in substantially the form attached hereto as EXHIBIT B.

              (j) The Purchaser shall have received copies of Confidentiality, Non-Solicitation and Inventions Assignment Agreements, duly executed by the Company and by each employee of the Company, in the form set forth as EXHIBIT C hereto.

              (k) Morgan, Lewis & Bockius LLP, counsel to the Company, shall have delivered to the Purchaser its signed opinion in form and substance reasonably satisfactory to the Purchaser.

              (l) The Purchaser shall have received evidence, in form and substance reasonably acceptable to the Purchaser and its counsel, of the termination of:

                     (i) each employment agreement set forth on SCHEDULE
              3.22(B), each severance arrangement set forth on SCHEDULE 3.22(C), and each change of control agreement set forth on SCHEDULE 3.22(D), each of which shall include an express waiver of any and all payments or benefits to which such Person would otherwise be entitled pursuant to the terms of such agreement or arrangement as a result of any of the transactions contemplated by this Agreement and the other Transaction Documents; and

                     (ii) that certain Consulting Agreement, dated as of May 24,
              2001, between the Company and the Majority Member, which termination shall extinguish any and all liabilities or obligations of the Company that would otherwise survive the termination of such agreement, and include a mutual release of claims under such agreement by the Majority Member and the Company.

              (m) Each of Maxwell T. Abbott, Michael Dobie, John R. Norris, Alison Brushaber, and William C. Richards shall have executed and delivered to the Purchaser an employment agreement, in form and substance mutually agreeable to such Person and the Purchaser (the "EMPLOYMENT AGREEMENTS").

       6.03 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE MEMBERS. The obligations of the Company and the Members to consummate the Contribution and to effect the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by the Company and the Majority Member:

              (a) The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all material respects (except that those representations and warranties that are limited by materiality shall be true and correct in all respects) as of the date of this Agreement and as of the Effective Time as if made at and as of the Effective Time (except where such representations and warranties are made expressly as of a specific date), and the Company and the Members shall have received a certificate signed by an authorized officer of the Purchaser to such effect.

              (b) The Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and the Company and the Members shall have received a certificate signed by an authorized officer of the Purchaser to such effect.

              (c) The Company and the Members shall have received an executed certificate of the secretary of the Purchaser as to (i) the approval of the execution and delivery of this Agreement, the other Transaction Documents and the consummation of the Contribution and the other transactions contemplated hereby and thereby, (ii) the corporate status of the Purchaser, and (iii) the incumbency and true signatures of the officers of the Purchaser who executed this

Agreement or will execute any other Transaction Document contemplated hereby on behalf of the Purchaser.

              (d) The Purchaser shall have executed and delivered a counterpart signature page to the Revised Operating Agreement, in the form attached hereto as EXHIBIT A.

              (e) All registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications and waivers listed on SCHEDULE 4.05 shall have been made or obtained by the Purchaser, in form and substance reasonably satisfactory to the Company and its counsel, and delivered to the Company and the Members.

              (f) The Purchaser shall have executed and delivered a counterpart signature page to the Exchange Agreement, in substantially the form attached hereto as EXHIBIT B.

              (g) The Purchaser shall have made an initial cash capital contribution to the Purchaser equal to the Aggregate Payoff Amount.

              (h) The Purchaser shall have executed and delivered the Employment Agreements.

                                   ARTICLE VII

                                   TERMINATION

       7.01 TERMINATION. This Agreement may be terminated by written notice given prior to or at the Closing by:


              (a) the mutual written consent of the Purchaser and the Members;

              (b) either the Purchaser, on the one hand, or by the Majority Member, on the other hand, if the transactions contemplated hereby shall not have been consummated, other than through failure of any such party to fulfill its obligations hereunder, on or before June 30, 2004, or such other date as the Purchaser and the Majority Member may mutually agree upon;

              (c) either Purchaser or the Majority Member, if (i) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the transactions contemplated hereby or (ii) any Governmental Authority takes any action or enacts, promulgates or issues or deems applicable to the transactions contemplated hereby any Law which would make consummation of the transactions contemplated hereby illegal;

              (d) the Purchaser if there has been a material breach by the Company or any Member of any of their respective representations or warranties contained herein or in the due and timely performance of any of their respective covenants or agreements contained herein, and such breach has not been waived; or

              (e) the Majority Member if there has been a material breach by the Purchaser of any of its representations or warranties contained herein or in the due and timely performance of any of its covenants or agreements contained herein, and such breach has not been waived.

       7.02 EFFECT OF TERMINATION. In the event of termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Purchaser, the Company, their respective officers, managers or directors, or the Members, except to the extent such termination results from a breach of, or failure to perform, by any such Person any of its representations, warranties, covenants or agreements set forth in this Agreement, in which case the Person in breach hereunder shall be fully liable for any losses resulting from such breach or failure.

                                  ARTICLE VIII

                                 INDEMNIFICATION

       8.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

              (a) Subject to SECTION 8.04, all representations and warranties of the Company, the Members and the Purchaser contained herein, and all claims in respect of any breach hereof, shall survive the Closing and any investigation heretofore or hereafter conducted by or on behalf of the Purchaser, and shall expire eighteen (18) months after the Closing Date; PROVIDED, HOWEVER, that the representations and warranties made by the Company and the Members in SECTION
3.01 (Organization), SECTION 3.02 (Power and Authority), SECTION 3.04 (Capitalization), SECTION 3.12 (Tax Matters), SECTION 3.18 (Environmental Matters), SECTION 3.23 (Employee Benefit Plans), and SECTION 3.28 (State Takeover Laws; Certificate of Organization), and any claims against the Company or the Members for fraud, shall survive until the expiration of any applicable statute of limitations, including extensions thereof; and PROVIDED, FURTHER, that any claims against the Purchaser for fraud, shall survive until the expiration of any applicable statute of limitations, including extensions thereof.

              (b) Notwithstanding anything to the contrary herein, the survival period in respect of any representation or warranty shall be extended automatically to include any time period necessary to resolve a claim for indemnification which was made before expiration of such survival period, but not resolved prior to its expiration. Liability for any such item shall continue until such claim shall have been finally settled, decided or adjudicated.

              (c) All covenants, agreements and obligations of the Company, the Members and the Purchaser contained herein which by their terms are to be performed after the Closing shall survive the Closing and not expire unless otherwise provided in this Agreement.

       8.02 INDEMNIFICATION BY THE MEMBERS. The Members, jointly and severally, agree to indemnify and defend the Purchaser and each of its Affiliates (the "PURCHASER INDEMNIFIED PARTIES") against, and agree to hold it and them harmless from, any Losses incurred or suffered by any of the Purchaser Indemnified Parties relating to or arising out of any of the following:

              (a) any breach or inaccuracy of any representation or warranty made by the Company or the Members in this Agreement or any other Transaction Document (for purposes of this SECTION 8.02(A), such representations and warranties shall be read without reference to materiality, Material Adverse Effect or similar qualifications); or

              (b) any breach of any covenant, agreement or undertaking made by the Company or the Members in this Agreement or any other Transaction Document.

       8.03 INDEMNIFICATION BY THE PURCHASER. The Purchaser agrees to indemnify and defend the Members, and each of their respective Affiliates (the "MEMBER INDEMNIFIED PARTIES") against, and agree to hold them harmless from, any Losses incurred or suffered by any of the Member Indemnified Parties relating to or arising out of any of the following:

              (a) any breach or inaccuracy of any representation or warranty made by the Purchaser in this Agreement or any other Transaction Document (for purposes of this SECTION 8.03(A), such representations and warranties shall be read without reference to materiality, Material Adverse Effect or similar qualifications); or

              (b) any breach of any covenant, agreement or undertaking made by the Purchaser in this Agreement or any other Transaction Document.

       8.04 LIABILITY OF THE COMPANY FOLLOWING CLOSING. Following the Closing, the Company shall not have any liability to any Member Indemnified Party as a result of any misrepresentation or breach of representation or warranty by the Members contained in any Transaction Document or any agreement executed therewith, or in connection with the transactions contemplated herein or therein, or the breach of any covenant or agreement of the Members or any of their respective Affiliates contained in any Transaction Document, or in connection with the transactions contemplated herein, and the Members shall not have any right of indemnification or contribution against the Company on account of any event or condition occurring or existing prior to or on the date of the Closing.

       8.05 LIMITS ON INDEMNIFICATION.

              (a) The Members shall have no obligation under SECTION 8.02(A) unless and until the aggregate amount of Losses so incurred exceeds One Hundred Thousand Dollars ($100,000) (the "DEDUCTIBLE"), whereupon the Purchaser Indemnified Parties shall be entitled to recover the entire amount of such Losses from the first dollar (including, without limitation, the Deductible) (except that no such limitation shall apply to claims arising out of fraud or intentional misrepresentation). The Purchaser Indemnified Parties shall be entitled to indemnification under SECTION 8.02(A) only up to an amount equal to the Indemnification Cap (except in cases of fraud or intentional violation of Law).

              (b) The maximum aggregate monetary liability of each Member to indemnify the Purchaser Indemnified Parties for breaches of representations and warranties pursuant to SECTION 8.02(A) (except in cases of fraud or intentional violation of Law) shall be limited to an amount equal to (i) such Member's percentage interest in the Company as of the Closing Date (which shall conclusively be as set forth on SCHEDULE 3.04(A)) multiplied by (ii) the Indemnification Cap (such product being referred to herein as such Member's "INDIVIDUAL CAP"). For the avoidance of doubt, the fact that any Member has made indemnity payments pursuant to SECTION 8.02(A) equal to such Member's Individual Cap shall in no way release, modify, abridge or otherwise limit the monetary liability of any other Member for any Losses in excess of such amount that are otherwise subject to indemnification pursuant to SECTION 8.02(A), unless and until

(x) the total indemnity payments made by all Members together pursuant to
SECTION 8.02(A) equal the Indemnification Cap, or (y) with respect to any other Member, the total indemnity payments made by such other Member pursuant to
SECTION 8.02(A) equal such other Member's Individual Cap.

              (c) The Purchaser shall have no obligation under SECTION 8.03(A) unless and until the aggregate amount of Losses so incurred exceeds the Deductible, whereupon the Member Indemnified Parties shall be entitled to recover the entire amount of such Losses from the first dollar (including, without limitation, the Deductible) (except that no such limitation shall apply to claims arising out of fraud or intentional misrepresentation). The Member Indemnified Parties shall be entitled to indemnification under SECTION 8.03(A) only up to an amount equal to the Indemnification Cap.

              (d) The amount of any Losses for which the Members may be liable for indemnification under this ARTICLE VIII (in the aggregate, and not individually) shall be computed net of any Tax benefit to the Purchaser resulting from the matter giving rise to the claim for indemnification hereunder.

       8.06 INDEMNIFICATION PROCEDURES.

              (a) If any third party notifies any indemnitee hereunder (the "INDEMNITEE") with respect to any matter which may give rise to a claim for indemnification against any indemnitor(s) hereunder (the "INDEMNITOR") under this ARTICLE VIII, then the Indemnitee shall notify the Indemnitor thereof in writing promptly; PROVIDED, HOWEVER, that no delay on the part of any Indemnitee in notifying an Indemnitor will relieve such Indemnitor from any obligation hereunder unless, and then solely to the extent that, the Indemnitor is demonstrably prejudiced thereby in defense of such claim.

              (b) The Indemnitor may, within the thirty (30) day period following receipt of notice from the Indemnitee pursuant to SECTION 8.06(A) of a matter, provide written notice to the Indemnitee that the Indemnitor desires to assume the defense of such matter. The Indemnitee may, in its sole discretion, permit the Indemnitor to assume the defense of such matter, and shall provide written notice of such determination within ten (10) days after receiving Indemnitor's written notice of its desire to assume such defense; PROVIDED, HOWEVER, that no delay on the part of any Indemnitee in so notifying an Indemnitor will relieve such Indemnitor from any obligation hereunder unless, and then solely to the extent that, the Indemnitor is demonstrably prejudiced thereby in defense of such claim.

              (c) If the Indemnitor is permitted to assume the defense of a matter pursuant to SECTION 8.06(B), then:

                     (i) the Indemnitor will defend the Indemnitee against the
              matter with counsel of the Indemnitor's choice reasonably satisfactory to the Indemnitee;

                     (ii) the Indemnitee may retain separate counsel and
              participate in the defense of such matter at its sole cost and expense;

                     (iii) the Indemnitee will not consent to the entry of a
              judgment or enter into any settlement with respect to the matter without the written consent of the Indemnitor, such consent not to be unreasonably withheld or delayed; and

                     (iv) the Indemnitor will not consent to the entry of a
              judgment or consent order with respect to the matter, or enter into any settlement, in each case which either (A) grants the plaintiff or claimant any form of relief other than monetary damages which will be satisfied by the Indemnitor or (B) fails to include a provision whereby the plaintiff or claimant in the matter releases the Indemnitee from all liability with respect thereto, in either such case without the written consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed).

              (d) If the Indemnitor does not, or is not permitted to, assume the defense of a matter pursuant to SECTION 8.06(B), the Indemnitee may, without affecting its rights to indemnification hereunder, defend against the matter in any manner it reasonably may deem appropriate, and:

              (i) the Indemnitee may defend the matter with counsel of its choice;

              (ii) the Indemnitor may retain separate counsel and participate in the defense of such matter at its sole cost and expense; and

              (iii) the Indemnitee will not consent to the entry of a judgment or consent order with respect to the matter, or enter into any settlement, in each case which fails to include a provision whereby the plaintiff or claimant in the matter releases the Indemnitor from all liability with respect thereto, in either such case without the written consent of the Indemnitor (which consent shall not be unreasonably withheld or delayed).

              (e) Notwithstanding anything to the contrary in this SECTION 8.06, if defendants in any action include an Indemnitee and an Indemnitor, and any Indemnitee shall have been advised by its counsel that there may be material legal defenses available to such Indemnitee which are not available to the Indemnitor, or if a conflict of interest exists between any Indemnitee and the Indemnitor with respect to such claim or the defense thereof, then in either case, the Indemnitee and Indemnitor shall have the right to employ their own respective counsel in such action.

              (f) If any Indemnitee has a claim against any Indemnitor hereunder that does not involve a third party, the Indemnitee shall transmit to the Indemnitor a written notice (the "INDEMNITY NOTICE") describing in reasonable detail the nature of the claim, an estimate of the amount of Losses attributable to that claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim), and the basis of the Indemnitee's request for indemnification under this Agreement. If the Indemnitor does not notify the Indemnitee within thirty (30) days from its receipt of the Indemnity Notice that the Indemnitor disputes such claim, the claim specified by the Indemnitee in the Indemnity Notice shall conclusively be deemed a liability of the Indemnitor hereunder. If the Indemnitor has timely disputed such claim, as provided above, such dispute may be resolved by proceedings in an appropriate court of competent jurisdiction if the parties do not reach a settlement of such dispute within thirty (30) days after notice of a dispute is given.

              (g) Subject to the provisions of SECTION 8.07 hereof, within five
(5) business days of the final determination of the merits and amount of claim for indemnification made under this ARTICLE VIII, the Indemnitor will pay to the Indemnitee, in immediately available funds, an amount equal to such claim as determined hereunder.

       8.07 RECOVERY BY PURCHASER INDEMNIFIED PARTIES.

              (a) In the event that the amount of any portion of any claim for indemnification for which a Member is liable pursuant to this ARTICLE VIII exceeds the amount of cash and the value of any property received by such Member in connection with the sale of any of such Member's Exchanged Shares prior to the date the amount of such claim is due to the respective Purchaser Indemnified Party (the amount of such excess being referred to herein as the "EXCESS AMOUNT"), such Member may, at its option, elect to satisfy its obligation for such Excess Amount by returning to the Purchaser for cancellation:

                     (i) such number of Preferred Units as is convertible into
              that number of Reserved Shares equal in value to the Excess
              Amount;

                     (ii) such number of Exchanged Shares as is equal in value
              to the Excess Amount; or

                     (iii) such combination of Preferred Units (valued based on the number of Reserved Shares into which such Preferred Units are convertible) and Exchanged Shares as is equal in value to the Excess Amount.

For purposes of subparagraphs (i), (ii) and (iii) above, the value of each of the Exchanged Shares and the Reserved Shares underlying any Preferred Units shall be equal to the average closing price of the Purchaser Common Stock on the over-the-counter bulletin board market for the thirty (30) trading days immediately preceding the date hereof.

              (b) If any Member is entitled to, and elects, to return Preferred Units or Exchanged Shares for cancellation pursuant to SECTION 8.07(A), such Member shall notify the Purchaser in writing of such election within five (5) business days of the final determination of the merits and amount of claim for indemnification made under this ARTICLE VIII (which written notification shall be accompanied by evidence, satisfactory to the Purchaser in its reasonable discretion, of the amount of cash and the value of any property received by such Member in connection with the sale of any of such Member's Exchanged Shares prior to the date the amount of such claim became due), and shall thereafter take such action is necessary to promptly return to the Purchaser, or the Purchaser's transfer agent, if any, for cancellation any certificates or other evidence of such Preferred Units or Exchanged Shares, which certificates or other evidence shall be duly endorsed in blank for transfer to the Purchaser, or shall be accompanied by duly executed blank stock powers. The Members acknowledge and agree that they shall have no further rights with respect to any Preferred Units, Reserved Shares or Exchanged Shares which are returned to the Purchaser for cancellation pursuant to the provisions of this SECTION 8.07.

       8.08 RESERVATION OF PREFERRED UNITS.

              (a) The parties acknowledge that, in order to provide a source of recovery for claims by Purchaser Indemnified Parties pursuant to this ARTICLE VIII, at Closing fifteen percent (15%) of each Member's Preferred Units will be deposited with the Purchaser (such Units, including any Exchanged Shares resulting therefrom, and any proceeds resulting from the sale of such Units or any such Exchanged Shares, being referred to herein as the "RESERVED UNITS") for a period of eighteen (18) months after the Closing Date (such eighteen (18) month period to be extended automatically to include any time period necessary to resolve a claim for indemnification by a Purchaser Indemnified Party which was made before the expiration of such eighteen (18) month period, and such eighteen (18) month period, as extended, being referred to herein as the "RESERVE PERIOD"), to be governed by the terms set forth in this SECTION 8.08. The Purchaser shall hold and safeguard the Reserved Units during the Reserve Period, and shall treat such Reserved Units in accordance with the terms of this
SECTION 8.08, and not as property of the Purchaser, and shall hold and disburse the Reserved Units only in accordance with the terms hereof.

              (b) At any time or from time to time during the Reserve Period, a Member may direct the Purchaser in writing to exchange such Member's proportional share of the Reserved Units for shares of Purchaser Common Stock pursuant to the terms of the Exchange Agreement and arrange for the sale of all, but not less than all, of such Member's proportional share of the Reserved Units; PROVIDED that (i) the sale of such Exchanged Shares is then-permissible under applicable Law and any other obligations of the Member, and (ii) an arrangement satisfactory to the Purchaser and such Member is reached for the proceeds of such sale to be placed in the Purchaser's possession until the expiration of the Reserve Period.

       8.09 EFFECT OF INVESTIGATIONS.

              (a) The representations and warranties of the Company contained in this Agreement or in any other Transaction Document, and the rights of the Purchaser Indemnified Parties to indemnification set forth in this ARTICLE VIII, will not be deemed waived or otherwise affected by any investigation made by or on behalf of the Purchaser.

              (b) The representations and warranties of the Purchaser contained in this Agreement or in any other Transaction Document, and the rights of the Member Indemnified Parties to indemnification set forth in this ARTICLE VIII, will not be deemed waived or otherwise affected by any investigation made by or on behalf of the Company or any Member.

                                   ARTICLE IX

                               GENERAL PROVISIONS

       9.01 APPOINTMENT OF MAJORITY MEMBER AS AGENT.

              (a) The Other Members hereby appoint the Majority Member as their agent and attorney-in-fact, for and on their behalf, to act as their agent under this Agreement and each other Transaction Document, and to give and receive notices and communications, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to, claims for indemnification and to take all actions necessary or appropriate in the judgment of the Majority Member for the accomplishment of the foregoing in accordance with the terms and provisions of this Agreement and each other Transaction Documents. The Other Members agree that the appointment of the Majority Member as agent pursuant to this SECTION 9.01 is coupled with an interest and shall be irrevocable except as provided by Law.

              (b) Any decision, act, consent or instruction of the Majority Member relating to this Agreement or any other Transaction Document shall constitute a decision of all Members, and shall be final, binding and conclusive upon each of them. The Purchaser may rely upon any such written decision, consent or instruction of the Majority Member as being the decision, consent or instruction of each and every Member. The Purchaser and its Affiliates are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, consent or instruction of the Majority Member

              (c) Each Other Member hereby acknowledges and agrees that the Majority Member shall have no liability or obligation to such Other Member, its employees, agents and representatives, or its heirs, executors, successors and assigns, for any damages, losses or expenses incurred as a result of any act or failure to act by the Majority Member as agent and attorney-in-fact under this
SECTION 9.1. Without limiting the generality of the foregoing, in no event will the Majority Member be liable to such Other Member, its employees, agents and representatives, or its heirs, executors, successors and assigns, for any incidental, indirect, special, consequential or punitive damages arising under or in connection with any act or failure to act by the Majority Member as agent and attorney-in-fact under this SECTION 9.1.

              (d) Each of the Other Members hereby agrees, on behalf of itself, its employees, agents and representatives, and its heirs, executors, successors and assigns, that no such party will bring any action, or file any complaint or grievance of any kind or nature in or with any judicial, administrative or other tribunal, agency or instrumentality alleging any claim, cause of action, damages, liabilities, losses, debts, omissions, costs and expenses, in each case of any kind or nature whatsoever, whether in law or in equity, that such party had, may now have, or may in the future have against the Majority Member based upon, arising out of, or in any way connected with any act or failure to act by the Majority Member as agent and attorney-in-fact under this SECTION 9.1, it being the intention that all such claims, causes of action, damages, liabilities, losses, debts, omissions, costs and expenses shall have been released and forever barred by this SECTION 9.1(D).

       9.02 NOTICES. All notices, objections, requests, claims, demands, and other communications required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received (a) if personally delivered or, if delivered by telegram, facsimile, or courier service, when actually received by the party to whom notice is sent (or upon confirmation of receipt received by the sender), or (b) if delivered by mail (whether actually received or not), at the close of business on the third (3rd) business day next following the day when placed in the mail, postage prepaid, certified or registered, return receipt requested addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

              to Purchaser:
              -------------

                      TurboChef Technologies, Inc.
                      Six Concourse Parkway
                      Suite 1900
                      Atlanta, Georgia  30328
                      Attn:  General Counsel
                      Telephone:  (678) 987-1700
                      Facsimile:  (_____) _____-_______

              with a copy to:
              --------------

                       Kilpatrick Stockton LLP
                       1100 Peachtree Street
                       Suite 2800
                       Atlanta, Georgia  30309
                       Attn:  Reinaldo Pascual
                       Telephone:  (404) 815-6500
                       Facsimile:  (404) 815-6555

              to Company
              -----------

                       Enersyst Development Center, L.L.C.
                       2051 Valley View Lane
                       Dallas, Texas  75243
                       Attn:  Chief Executive Officer
                       Telephone:  (972) 247-9624
                       Facsimile:  (972) 247-9738

              or

              to the Members:
              ---------------

                       c/o Cairnwood Food Group, LLC
                       24 Woodstock Road, Suite 200
                       Roswell, Georgia  30075
                       Attn:  Tim Lundberg
                       Telephone:  (770) 645-6655
                       Facsimile:  (770) 645-0987
              with a copy to:
              --------------

                      Morgan, Lewis & Bockius LLP
                      5300 Wachovia Financial Center
                      200 South Biscayne Boulevard
                      Miami, Florida  33131
                      Attn:  Ethan W. Johnson
                      Telephone:  (305) 415-3394
                      Facsimile:  (305) 415-3001

       9.03 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement between the parties with respect to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants with respect to such subject matter, except as specifically set forth herein or therein.

       9.04 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No assignment or transfer by any party of such party's rights and obligations under this Agreement will be made except with the prior written consent of the other parties to this Agreement; PROVIDED, HOWEVER, that the Purchaser shall, without the obligation to obtain the prior written consent of any other party to this Agreement, be entitled to assign this Agreement or all or any part of its rights or obligations hereunder to one (1) or more Affiliates of the Purchaser; and PROVIDED, FURTHER, that following the Closing Date, the Company shall, without the obligation to obtain the prior written consent of the other parties to this Agreement, be entitled to assign this Agreement or all or part of its rights or obligations hereunder to one (1) or more Affiliates of the Company.

       9.05 THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement; PROVIDED, HOWEVER, that the Company and Purchaser hereby agree that any Persons for which it serves as nominee in connection with the transactions contemplated hereby shall be considered third party beneficiaries under this Agreement. 9.06 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among residents of New York made and to be performed entirely within the State of New York, and without regard to the conflicts of law principles as may otherwise be applicable.

       9.07 JURISDICTION AND VENUE; WAIVER OF JURY TRIAL. Each party to this Agreement hereby irrevocably agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder may be brought in the courts of Fulton County in the State of Georgia or of the United States of America for the Northern District of Georgia, and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding, by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address set forth in this Agreement, such service to become effective ten (10) days after such mailing. IF LITIGATION IS BROUGHT TO ENFORCE THIS AGREEMENT, EACH PARTY KNOWINGLY AND INTENTIONALLY WAIVES THE RIGHT IT HAS TO A TRIAL BY JURY. THE PARTIES AGREE THIS PROVISION IS A MATERIAL INDUCEMENT TO THE PARTIES' ENTERING INTO THIS AGREEMENT.

       9.08 SPECIFIC PERFORMANCE. The Company and the Members, on the one hand, and the Purchaser, on the other hand, acknowledge and agree that the Company and the Members, or the Purchaser, as applicable, would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the Company and the Members, on the one hand, and the Purchaser, on the other hand, agree that the Company and the Members, or the Purchaser, as applicable, shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

       9.09 COUNTERPARTS AND SIGNATURE BY FACSIMILE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Agreement for purposes of execution or otherwise, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any notice required thereof.

       9.10 ATTORNEYS' FEES. Should any litigation or arbitration be commenced between the parties hereto concerning this Agreement, the party prevailing in such litigation or arbitration shall be entitled, upon final judgment and expiration of all appeals, in addition to such other relief as may be granted, to a reasonable sum for attorneys' fees and costs in such litigation or arbitration, which shall be determined by the court or arbitrator, as the case may be.

       9.11 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall to the extent practicable be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       9.12 AMENDMENTS; WAIVERS; DELAYS OR OMISSIONS. No waiver, amendment, modification or change of any provision of this Agreement shall be effective unless and until made in writing and signed by the Purchaser, the Company and the Members. No delay or omission to exercise any right, power or remedy accruing to any party upon any breach, default or noncompliance of another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party of any breach, default or noncompliance under this Agreement or any waiver on any party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement or otherwise afforded to a party shall be cumulative and not alternative.

       9.13 REMEDIES CUMULATIVE. No right, remedy, or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies, and elections available at law or in equity.

       9.14 CONSTRUCTION. The Company, the Members and the Purchaser have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Company, the Members and the Purchaser and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

       9.15 KNOWLEDGE. The terms "known", "to the knowledge of", "aware" or words of similar import employed in this Agreement with reference to any individual or entity shall be conclusively presumed to mean that the individual or entity has made reasonable efforts under the circumstances to become knowledgeable; in the case of the Company, "knowledge" shall be deemed to mean the individual and collective knowledge of each director, manager and executive officer of the Company.


                         [signatures on following page]

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                  PURCHASER:

                                  Turbochef Technologies, Inc.



                                  By:  /s/  James K. Price
                                       -----------------------------------------
                                       Name:  James K. Price
                                            ------------------------------------
                                       Title:  President and Chief Executive
                                                 Officer
                                             -----------------------------------


                                  COMPANY:

                                  Enersyst Development Center, L.l.c.



                                  By:  /S/  Thayer B. Pendleton
                                     -------------------------------------------
                                       Name:  Thayer B. Pendleton
                                            ------------------------------------
                                       Title:  Manager
                                             -----------------------------------


                                  MAJORITY MEMBER:

                                  Cairnwood Food Group, Llc



                                  By:  /S/  Thayer B. Pendleton
                                     -------------------------------------------
                                       Name:  Thayer B. Pendleton
                                            ------------------------------------
                                       Title:  Manager
                                             -----------------------------------


                                  OTHER MEMBERS:


                                    /S/  Sarah Palisi Chapin
                                  ---------------------------------------------
                                  Sarah Palisi Chapin



                                    /S/  Maxwell T. Abbott
                                  ----------------------------------------------
                                  Maxwell T. Abbott



                    (signatures continued on following page)

                    (signatures continued from previous page)




                                    /S/  John Robert Norris
                                  ----------------------------------------------
                                  John Robert Norris



                                    /S/ Michael J. Dobie
                                  ----------------------------------------------
                                  Michael Dobie



                                    /S/  Neal Cooper
                                  ----------------------------------------------
                                  Neal Cooper



                                    /S/  Carl J. Dougherty
                                  ----------------------------------------------
                                  Carl Jay Dougherty



                                    /S/  Gwen Irwin
                                  ----------------------------------------------
                                    Gwen Irwin



                                    /S/  William Richards
                                  ----------------------------------------------
                                  William Richards



                                    /S/  Alison Brushaber
                                  ----------------------------------------------
                                  Alison Brushaber



                                    /S/  Robert Foreman
                                  ----------------------------------------------
                                  Robert Foreman



                                    /S/  Rusty Rose
                                  ----------------------------------------------
                                  Rusty Rose



                                    /S/  Carol Hunt Kralicek
                                  ----------------------------------------------
                                  Carol Kralicek

                                  EXHIBIT INDEX


Exhibit A.......................................Purchaser Operating Agreement

Exhibit B.......................................Form of Exchange Agreement

Exhibit C.......................................Form of Confidentiality,
                                                Non-Solicitation and Inventions
                                                Assignment Agreements